The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                              Subject to Completion
           Preliminary Prospectus Supplement dated September 14, 2005

PROSPECTUS SUPPLEMENT
(To prospectus dated February 14, 2005)

                                $

                                   [LOGO] PSEG

                  Public Service Enterprise Group Incorporated

                          Floating Rate Notes due 2008

                                   ___________

      We will pay interest on the Floating Rate Notes due 2008, which we refer
to as the Notes, quarterly on each March    , June    , September    and
December    , beginning December     , 2005. The per annum interest rate on
the Notes for each interest period will be reset quarterly based on three-month
LIBOR plus a spread of     %. The Notes will mature on September     , 2008,
unless we redeem them in accordance with their terms prior to such date. On and
after September    , 2006, we may redeem all or part of the Notes at the
principal amount of the Notes being redeemed, plus unpaid interest accrued to the redemption date.

      The Notes will be direct, unsecured and unsubordinated obligations ranking pari passu with all of our other unsecured and unsubordinated obligations. The Notes will be issued only in registered form in denominations of $1,000 and any integral multiple thereof.

      Investing in the Notes involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------
                                                            Per Note     Total
                                                            --------  ----------
Public Offering Price....................................         %    $
Underwriting Discount....................................         %    $
Proceeds to Public Service Enterprise
  Group Incorporated (before expenses)...................         %    $

      The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from the date the Notes are issued. The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

                                   ----------

      The underwriters expect to deliver the Notes in book-entry only form
through The Depository Trust Company on or about September   , 2005.

                                   ----------

                           Joint Bookrunning Managers

Citigroup                                                  RBS Greenwich Capital
                                   Co-Managers
BNP PARIBAS                                                      Lehman Brothers

          The date of this prospectus supplement is September   , 2005.

                                TABLE OF CONTENTS

                              Prospectus Supplement

About this Prospectus Supplement............................................ S-3
Incorporation of Certain Documents by Reference............................. S-3
Prospectus Supplement Summary............................................... S-4
Risk Factors................................................................ S-7
Forward Looking Statements..................................................S-14
Use of Proceeds.............................................................S-16
Ratio of Earnings to Fixed Charges..........................................S-16
Description of the Notes....................................................S-17
Underwriting................................................................S-20
Legal Matters...............................................................S-21
Experts.....................................................................S-21

                                   Prospectus

About this Prospectus .........................................................3
Information about the Issuers .................................................3
Risk Factors ..................................................................5
Forward-Looking Statements ...................................................12
Use of Proceeds ..............................................................13
Accounting Treatment Relating to Preferred Trust Securities ..................14
Description of the Senior and Subordinated Debt Securities ...................14
Description of the Trust Debt Securities .....................................25
Description of the Preferred Trust Securities ................................29
Description of the Preferred Securities Guarantee ............................37
Relationship among the Preferred Trust Securities,
  the Trust Debt Securities and the Preferred Securities Guarantee ...........39
Description of the Capital Stock .............................................40
Description of the Stock Purchase Contracts and Stock Purchase Units .........41
Plan of Distribution .........................................................42
Legal Matters ................................................................44
Experts ......................................................................44
Where You Can Find More Information ..........................................44
Incorporation of Certain Documents by Reference ..............................44

                                   ----------

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are offering to sell these securities only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

      This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

      If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement. Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "PSEG," "we," "us" and "our" or similar terms are to Public Service Enterprise Group Incorporated and its consolidated subsidiaries.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information from certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents in File No. 001-09120 listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering hereunder.

      o Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2004;

      o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

      o Our Definitive Joint Proxy Statement filed on June 8, 2005 and June 13, 2005; and

      o Our Current Reports on Form 8-K filed on January 24, 2005, February 3, 2005, February 4, 2005, April 6, 2005, April 22, 2005, May 4,
            2005 (except with respect to Item 2.02), May 20, 2005, May 27, 2005, June 16, 2005, July 12, 2005, July 19, 2005, July 29, 2005, August
            16, 2005 and August 29, 2005.

      You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6565

--------------------------------------------------------------------------------

                          PROSPECTUS SUPPLEMENT SUMMARY

      The following summary should be read in conjunction with the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the section of this prospectus supplement entitled "Risk Factors" and the information we have incorporated by reference, before making a decision to invest in the Notes.

                  Public Service Enterprise Group Incorporated

      We are an integrated energy and energy services company engaged in power generation, regulated delivery of power and gas service and wholesale energy marketing and trading. We are an exempt public utility holding company under the Public Utility Holding Company Act of 1935 and neither own nor operate any physical properties. Through our subsidiaries, we are one of the leading providers of energy and energy-related services in the nation. We have four direct, wholly-owned subsidiaries:

      o Public Service Electric and Gas Company ("PSE&G"), which is an operating public utility company engaged principally in the transmission and distribution of electric energy and gas service in New Jersey;

      o PSEG Power LLC ("Power"), which is a multi-regional independent electric generation and wholesale energy marketing and trading company;

      o PSEG Energy Holdings L.L.C. ("Energy Holdings"), which participates nationally and internationally in energy-related lines of business through its subsidiaries; and

      o PSEG Services Corporation, which provides administrative and support services to us and our subsidiaries.

      We are a New Jersey corporation with our principal offices located at 80 Park Plaza, Newark, New Jersey 07101. Our telephone number is (973) 430-7000.

Proposed Merger with Exelon Corporation

      On December 20, 2004, we entered into a merger agreement (the "Merger Agreement") with Exelon Corporation ("Exelon"). Under the Merger Agreement, our common stock will be converted into Exelon common stock, and Exelon will be the surviving entity in the merger (the "Merger"). If the Merger is completed, Exelon will change its name to Exelon Electric & Gas Corporation. We believe the proposed Merger would create a strong combined company that will deliver important benefits to our shareholders, to our customers and to the communities we serve.

      Subject to the terms and conditions of the Merger Agreement, if the Merger is completed, our shareholders will receive 1.225 shares of Exelon common stock for each share of our common stock they hold, and each outstanding option to purchase shares of our common stock will be assumed by Exelon and substituted with an option to purchase shares of Exelon common stock, exercisable on generally the same terms and conditions that applied before the Merger but adjusted for the exchange ratio. The exchange ratio is fixed in the Merger Agreement, and neither we nor Exelon has the right to terminate the Merger Agreement based solely on changes in either party's stock price. If the Merger is completed, Exelon, as the surviving entity in the Merger, will succeed to all of our obligations under the Notes and the indenture under which the Notes are issued.

      The discussion of the Merger Agreement above is qualified in its entirety by the Merger Agreement itself, which was filed as Annex A to our Definitive Joint Proxy Statement filed with the SEC on June 8, 2005 and June 13, 2005 (the "Joint Merger Proxy"). For more information relating to the Merger, please refer to the documents incorporated by reference in this prospectus supplement, including the Joint Merger Proxy. See "Incorporation of Certain Documents by Reference."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The Offering

      In this portion of the summary, references to "PSEG," "we," "our" and "us" mean Public Service Enterprise Group Incorporated excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

Issuer............................  Public Service Enterprise Group
                                    Incorporated.

Securities Offered................  $      million aggregate principal amount of
                                    Floating Rate Notes due 2008.

Maturity Date.....................  The Notes will mature on September     ,
                                    2008. If the maturity date falls on a day that is not a Business Day, the payment of principal will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such maturity date.

Original Issue Date...............  September        , 2005.

Interest Payments.................  Interest on the Notes will be payable
                                    quarterly on each March    , June   ,
                                    September     and December     , beginning
                                    December    , 2005, to holders of record on
                                    the 15th calendar day (whether or not a
                                    Business Day) preceding such applicable
                                    interest payment date. If any interest
                                    payment date would otherwise be a day that is not a Business Day, the interest payment date will be the next succeeding Business Day.

                                    The amount of interest payable will be
                                    computed on the basis of the actual number of days elapsed over a 360-day year.

Interest Rate.....................  The per annum interest rate on the Notes for each interest period will be reset quarterly based on three-month LIBOR plus a spread of
                                        %.

Designated LIBOR Page.............  Moneyline Telerate, Inc. Page 3750.

Designated LIBOR
  Currency........................  U.S. dollars.

Interest Determination
  Dates...........................  The second London Business Day immediately preceding the first day of the relevant
                                    Interest Period.

Optional Redemption...............  On and after September       , 2006, we may
                                    redeem all or part of the Notes at the
                                    principal amount of the Notes being
                                    redeemed, plus unpaid interest accrued to the redemption date.

Ranking...........................  The Notes will be our direct, unsecured and unsubordinated obligations ranking pari
                                    passu with all of our other unsecured and unsubordinated obligations. The Notes will be effectively subordinated to any secured debt issued by us and to all liabilities and preferred equity of our subsidiaries.

Ratings...........................  Moody's Investors Service, Inc., Standard &
                                    Poor's Ratings Services and Fitch Ratings currently rate our long-term debt Baa2, BBB-and BBB, respectively. A rating reflects only the views of a rating agency and is not a recommendation to buy, sell or hold the Notes. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides the circumstances warrant that change. Each rating should be evaluated independently of any other rating.

Use of Proceeds...................  The net proceeds, after estimated expenses, to us from the sale of the Notes hereby will
                                    be approximately $      , and will be used
                                    to redeem $225 million aggregate liquidation amount of the 7.44% Trust Originated Preferred Securities, Series A, of Enterprise Capital Trust I. Any remaining proceeds will be used for repayment of short-term debt.

Listing...........................  The Notes will not be listed on any national securities exchange.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Risk Factors......................  Your investment in the Notes will involve risks. You should carefully consider the discussion of risks set forth in this prospectus supplement under "Risk Factors" before deciding whether an investment in the Notes is suitable for you.

Form of the Notes.................  Book-entry only, through The Depository
                                    Trust Company.

Denominations.....................  Minimum denominations of $1,000 and any integral multiple thereof.

Trustee...........................  The Notes will be issued under an indenture with Wachovia Bank, National Association, as trustee.

                                    For additional information regarding the
                                    Notes, see "Description of the Notes."

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Your investment in the Notes involves a number of risks. You should carefully consider the following discussion as well as the other information contained and incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section beginning on page 21 of our Joint Merger Proxy entitled "Risk Factors" relating to risks associated with the Merger and the combined company resulting from the Merger, before making a decision to invest in the Notes.

                             Risks Relating to PSEG

Generation operating performance may fall below projected levels.

      Operating our generating stations below expected capacity levels may result in lost revenues, increased expenses, higher maintenance costs and penalties. Individual facilities may be unable to meet operating and financial obligations resulting in reduced cash flow.

      The risks associated with operating power generation facilities, each of which could result in performance below expected capacity levels, include:

      o     breakdown or failure of equipment or processes;

      o     disruptions in the transmission of electricity;

      o     labor disputes;

      o     fuel supply interruptions;

      o limitations which may be imposed by environmental or other regulatory requirements;

      o     permit limitations; and

      o operator error or catastrophic events such as fires, earthquakes, explosions, floods, acts of terrorism or other similar occurrences.

Credit, commodity and financial market risks could negatively impact our business.

      The revenues generated by the operation of our generating stations are subject to market risks that are beyond our control. Our generation output will either be used to satisfy our wholesale contracts or be sold into the competitive power markets or under other bilateral contracts. Participants in the competitive power markets are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity.

      Our generation revenues and results of operations are dependent upon prevailing market prices for energy, capacity, ancillary services and fuel supply in the markets we serve.

      The following factors are among those that influence the market prices for energy, capacity and ancillary services:

      o the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;

      o changes in the rules set by regulatory authorities with respect to the manner in which electricity sales will be priced;

      o transmission congestion and access in Pennsylvania, New Jersey, Maryland Interconnection ("PJM") and/or other competitive markets;

      o the operation of nuclear generation plants in PJM and other competitive markets beyond their presently expected dates of decommissioning;

      o prevailing market prices for enriched uranium, fuel oil, coal and natural gas and associated transportation costs;

      o     fluctuating weather conditions;

      o reduced growth rate in electricity usage as a result of factors such as national and regional economic conditions and the implementation of conservation programs; and

      o changes in regulations applicable to PJM and other Independent System Operators.

      As a result of the Basic Generation Service ( "BGS") auction, Power entered into contracts with the direct suppliers of the New Jersey electric utilities, including PSE&G. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. Any failure to collect these payments under these BGS contracts with counterparties could have a material impact on our results of operations, cash flows and financial position.

Energy obligations, available supply and trading risks could negatively impact our business.

      Our energy trading and marketing activities frequently involve the establishment of energy trading positions in the wholesale energy markets on long-term and short-term bases. To the extent that we have forward purchase contracts to provide or purchase energy in excess of demand, a downturn in the markets is likely to result in a loss from a decline in the value of our long positions as we attempt to sell energy in a falling market. Conversely, to the extent that we enter into forward sales contracts to deliver energy we do not own, or take short positions in the energy markets, an upturn in the energy markets is likely to expose us to losses as we attempt to cover our short positions by acquiring energy in a rising market.

      If the strategy we utilize to hedge our exposures to these various risks is not effective, we could incur significant losses. Our substantial energy trading positions can also be adversely affected by the level of volatility in the energy markets that, in turn, depends on various factors, including weather in various geographical areas and short-term supply and demand imbalances, which cannot be predicted with any certainty.

Counterparty credit risks or a deterioration of Power's credit quality may have an adverse impact on our business.

      We are exposed to the risk that counterparties will not perform their obligations. Although we have devoted significant resources to develop our risk management policies and procedures as well as counterparty credit requirements, and will continue to do so in the future, we can give no assurance that losses from our energy trading activities will not have a material adverse effect on our business, prospects, results of operations, financial condition or net cash flows.

      In connection with its energy trading activities, Power must meet credit quality standards required by counterparties. Standard industry contracts generally require trading counterparties to maintain investment grade ratings. These same contracts provide reciprocal benefits to Power. If Power loses its investment grade credit rating, its subsidiary, PSEG Energy Resources & Trade LLC ("ER&T"), would have to provide collateral in the form of letters of credit or cash, which would significantly impact the energy trading business. This would increase our costs of doing business and limit our ability to successfully conduct our energy trading operations.

The electric energy industry is undergoing substantial change.

      The electric energy industry in the State of New Jersey, across the country and around the world is undergoing major transformations, including the recent enactment of the Energy Policy Act of 2005. As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from other suppliers. Increased competition from these suppliers could reduce the quantity of our wholesale sales and have a negative impact on earnings and cash flows. We are affected by many issues that are common to the electric industry such as:

      o ability to obtain adequate and timely rate relief, cost recovery, including unsecuritized stranded costs, and other necessary regulatory approvals;

      o deregulation, the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services;

      o     the possibility of reregulation in some deregulated markets;

      o     energy sales retention and growth;

      o     revenue and price stability and growth;

      o     nuclear operations and decommissioning;

      o increased capital investments attributable to environmental regulations;

      o     managing energy trading operations;

      o ability to complete development or acquisition of current and future investments;

      o managing electric generation operations in locations outside of our traditional utility service territory;

      o     exposure to market price fluctuations and volatility;

      o     regulatory restrictions on affiliate transactions; and

      o     debt and equity market concerns.

Because a portion of our business is conducted outside the United States, adverse international developments could negatively impact our business.

      A component of our business strategy has been the development, acquisition and operation of projects outside the United States. The economic and political conditions in certain countries where Energy Holdings' subsidiary, PSEG Global L.L.C. ("Global"), has interests, or in which Global is or could be exploring development or acquisition opportunities, present risks that may be different than those found in the United States including:

      o     delays in permitting and licensing;

      o     construction delays and interruption of business;

      o     risks of war;

      o     expropriation;

      o     nationalization;

      o     renegotiation or nullification of existing contracts; and

      o     changes in law or tax policy.

      Changes in the legal environment in foreign countries in which Global may develop or acquire projects could make it more difficult to obtain non-recourse project refinancing on suitable terms and could impair Global's ability to enforce its rights under agreements relating to such projects.

      Operations in foreign countries also present risks associated with currency exchange and convertibility, inflation and repatriation of earnings. In some countries in which Global may develop or acquire projects in the future, economic and monetary conditions and other factors could affect Global's ability to convert its cash distributions to United States Dollars or other freely convertible currencies, or to move funds offshore from these countries. Furthermore, the central bank of any of these countries may have the authority to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although Global generally seeks to structure power purchase contracts and other project revenue agreements to provide for payments to be made in, or indexed to, United States Dollars or a currency freely convertible into United States Dollars, its ability to do so in all cases may be limited.

If our operating performance falls below projected levels, we may not be able to service our debt.

      The risks associated with operating power generation facilities include, among others, those described above under "--Generation operating performance may fall below projected levels." Operation below expected capacity levels may result in lost revenues, increased expenses, higher maintenance costs and penalties, in which case there may not be sufficient cash available to service project debt. In addition, many of Global's generation projects rely on a single fuel supplier and a single customer for the purchase of the facility's output under a long term contract. While Global generally has liquidated damage provisions in its contracts, the default by a supplier under a fuel contract or a customer under a power purchase contract could adversely affect the facility's cash generation and ability to service project debt.

      Countries in which Global owns and operates electric and gas distribution facilities may impose financial penalties if reliability performance standards are not met. In addition, inefficient operation of the facilities may cause lost revenue and higher maintenance expenses, in which case there may not be sufficient cash available to service project debt.

Because we are a holding company, our ability to service our debt could be limited.
         We are a holding company with no material assets other than the stock or membership interests of our subsidiaries and project affiliates. Accordingly, all of our operations are conducted by our subsidiaries and project affiliates which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts when due on our debt or to make any funds available to us to pay such amounts. As a result, our debt will effectively be subordinated to all existing and future debt, trade creditors, and other liabilities, as well as any preferred equity, of our subsidiaries and project affiliates and our rights and hence the rights of our creditors to participate in any distribution of assets of any subsidiary or project affiliate upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's or project affiliate's creditors and preferred equity holders, except to the extent that our claims as a creditor of such subsidiary or project affiliate may be recognized.

      We depend on our subsidiaries' and project affiliates' cash flow and our access to capital in order to service our indebtedness. The project-related debt agreements of subsidiaries and project affiliates generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

      Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement will not cause a default with respect to our debt and that of our subsidiaries, it may materially affect our ability to service our outstanding indebtedness.

      We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

Our ability to control cash flow from our minority investments is limited.

      Our ability to control investments in which we own a minority interest is limited. Assuming a minority ownership role presents additional risks, such as not having a controlling interest over operations and material financial and operating matters or the ability to operate the assets more efficiently. As such, neither we nor Global are able to unilaterally cause dividends or distributions to be made to us or Global from these operations.

      Minority investments may involve risks not otherwise present for investments made solely by us and our subsidiaries, including the possibility that a partner, majority investor or co-venturer might become bankrupt, may have different interests or goals, and may take action contrary to our instructions, requests, policies or business objectives. Also, if no party has full control, there could be an impasse on decisions. In addition, certain investments of Energy Holdings' subsidiary, PSEG Resources LLC ("Resources"), are managed by unaffiliated entities which limits Resources' ability to control the activities or performance of such investments and managers.

Failure to obtain adequate and timely rate relief could negatively impact our business.

      As a public utility, PSE&G's rates are regulated by the New Jersey Board of Public Utilities ("BPU") and the Federal Energy Regulatory Commission ("FERC"). These rates are designed to allow PSE&G to recover its operating expenses and earn a fair return on its rate base, which primarily consists of its property, plant and equipment less various adjustments. These rates include its electric and gas tariff rates that are subject to regulation by the BPU as well as its transmission rates that are subject to regulation by the FERC. PSE&G's base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in PSE&G's adjustment charges, there will be a negative impact on earnings or cash flows.

      If PSE&G's operating expenses, other than costs recovered through adjustment charges, exceed the amount included in its base rates and in its FERC jurisdictional rates, there will be a negative impact on our earnings and operating cash flows.

      Global's electric and gas distribution facilities are rate-regulated enterprises. Governmental authorities establish rates charged to customers. While these rates are designed to cover all operating costs and provide a return, considerable fiscal and cash uncertainties in certain countries due to economic, political and social crisis could have an adverse impact.

      We can give no assurances that rates will, in the future, be sufficient to cover Global's costs and provide a return on its investment. In addition, future rates may not be adequate to provide cash flow to pay principal and interest on the debt of Global's subsidiaries and affiliates or to enable its subsidiaries and affiliates to comply with the terms of debt agreements.

We may not have access to sufficient capital in the amounts and at the times needed.

      Capital for our projects and investments has been provided by internally-generated cash flow and borrowings by us and our subsidiaries. We require continued access to debt capital from outside sources in order to efficiently fund our capital needs and assure the success of our future projects and acquisitions. Our ability to arrange financing on a non-recourse basis and the costs of capital depend on numerous factors, including, among other things, general economic and market conditions, the availability of credit from banks and other financial institutions, investor confidence, the success of current projects and the quality of new projects.

      We can give no assurances that our current and future capital structure or financial condition will permit access to bank and debt capital markets. The availability of capital is not assured since it is dependent upon our performance and that of our subsidiaries. As a result, there is no assurance that we or our subsidiaries will be successful in obtaining financing for our projects and acquisitions or funding the equity commitments required for such projects and acquisitions in the future.

We and our subsidiaries are subject to substantial competition from well capitalized participants in the worldwide energy markets.

      We and our subsidiaries are subject to substantial competition in the United States and in international markets from:

      o     merchant generators;

      o     domestic and multi-national utility generators;

      o     energy traders, including affiliates of financial institutions;

      o     fuel supply companies;

      o     engineering companies;

      o     equipment manufacturers; and

      o     affiliates of other industrial companies.

      Restructuring of worldwide energy markets, including the privatization of government-owned utilities and the sale of utility-owned assets, is creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect our ability to make investments on favorable terms and achieve our growth objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect our ability to service our outstanding indebtedness, including short-term debt.

      Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the further splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors could become active in the independent power industry. Resources faces competition from numerous well-capitalized investment and finance company affiliates of banks, utilities and industrial companies.

Power transmission facilities may impact our ability to deliver our output to customers.

      Our ability to sell and deliver our electric energy products and grow our business may be adversely impacted and our ability to generate revenues may be limited if:

      o     transmission is disrupted;

      o     transmission capacity is inadequate; or

      o     a region's power transmission infrastructure is inadequate.

Regulatory issues significantly impact our operations.

      Federal, state and local authorities impose substantial regulation and permitting requirements on the electric power generation business. We are required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to operate our generation stations.

      We believe that we have obtained all material energy-related federal, state and local approvals including those required by the Nuclear Regulatory Commission ("NRC"), currently required to operate our generation stations. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. We cannot assure that we will be able to obtain any required regulatory approval in the future, or that we will be able to obtain any necessary extension in receiving any required regulatory approvals. Any failure to obtain or comply with any required regulatory approvals could materially adversely affect our ability to operate our generation stations or sell electricity to third parties.

      We are subject to pervasive regulation by the NRC with respect to the operation of our nuclear generation stations. This regulation involves testing, evaluation and modification of all aspects of plant operation in light of NRC safety and environmental requirements. The NRC also requires continuous demonstrations that plant operations meet applicable requirements. The NRC has the ultimate authority to determine whether any nuclear generation unit may operate.

      We can give no assurance that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or any of our generation stations or that future changes in laws and regulations will not have a detrimental effect on our business.

Environmental regulation may limit our operations.

      We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals currently required to own and operate our facilities or that these approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

      We can give no assurance that we will be able to:

      o obtain all required environmental approvals that we do not yet have or that may be required in the future;

      o obtain any necessary modifications to existing environmental approvals;

      o maintain compliance with all applicable environmental laws, regulations and approvals; or

      o     recover any resulting costs through future sales.

      Delay in obtaining or failure to obtain and maintain in full force and effect any environmental approvals, or delay or failure to satisfy any applicable environmental regulatory requirements, could prevent construction of new facilities, operation of our existing facilities or sale of energy from these facilities or could result in significant additional costs to us.

We are subject to more stringent environmental regulation than many of our competitors.

      Our facilities are subject to both federal and state pollution control requirements. Most of our generating facilities are located in the State of New Jersey. In particular, New Jersey's environmental programs are generally considered to be more stringent in comparison to similar programs in other states. As such, there may be instances where the facilities located in New Jersey are subject to more stringent and, therefore, more costly pollution control requirements than competitive facilities in other states.

Insurance coverage may not be sufficient.

      We have insurance for our facilities, including:

      o     all-risk property damage insurance;

      o     commercial general public liability insurance;

      o     boiler and machinery coverage; o nuclear liability; and

      o for our nuclear generating units, replacement power and business interruption insurance in amounts and with deductibles that we consider appropriate.

      We can give no assurance that this insurance coverage will be available in the future on commercially reasonable terms or that the insurance proceeds received for any loss of or any damage to any of our facilities will be sufficient to permit us to continue to make payments on our debt. Additionally, some of our properties may not be insured in the event of an act of terrorism.

Acquisition, construction and development activities may not be successful.

      We may seek to acquire, develop and construct new energy projects, the completion of any of which is subject to substantial risk. This activity requires a significant lead time and requires us to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other development expenses in preparation for competitive bids or before it can be established whether a project is economically feasible.

      The construction, expansion or refurbishment of a generation, transmission or distribution facility may involve:

      o     equipment and material supply interruptions;

      o     labor disputes;

      o     unforeseen engineering, environmental and geological problems; and

      o     unanticipated cost overruns.

      The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. In addition, some power purchase contracts permit the customer to terminate the contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event specified milestones, such as commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under its project financing agreements. We can give no assurance that we will obtain access to the substantial debt and equity capital required to develop and construct new generation projects or to refinance existing projects to supply anticipated future demand.

Changes in technology may make our power generation assets less competitive.

      A key element of our business plan is that generating power at central power plants produces electricity at relatively low cost. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. It is possible that advances in technology will reduce the cost of alternative methods of producing electricity to a level that is competitive with that of most central station electric production. If this were to happen, our market share could be eroded and the value of our power plants could be significantly impaired. Changes in technology could also alter the channels through which retail electric customers buy electricity, which could affect our financial results.

Recession, acts of war or terrorism could negatively impact our business.

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, our generation plants, fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to produce or distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.


                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," "forecast," "project," and variations of such words and similar expressions are intended to identify forward-looking statements. The following review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures prior to the effective date of the Private Securities Litigation Reform Act of 1995. These risks and uncertainties include:

      o financial market, credit rating, regulatory and other risks resulting from the pending Merger with Exelon Corporation;

      o credit, commodity, interest rate, counterparty and other financial market risks;

      o liquidity and the ability to access capital and credit markets and maintain adequate credit ratings;

      o adverse or unanticipated weather conditions that significantly impact costs and/or operations, including generation;

      o     changes in the electric industry, including changes to power pools;

      o changes in the number of market participants and the risk profiles of such participants;

      o changes in technology that make generation, transmission and/or distribution assets less competitive;

      o availability of power transmission facilities that impact the ability to deliver output to customers;

      o     growth in costs and expenses;

      o operating performance or cash flow from investments falling below projected levels;

      o     environmental regulations that significantly impact operations;

      o changes in rates of return on overall debt and equity markets that could adversely impact the value of pension assets and liabilities and the Nuclear Decommissioning Trust Funds;

      o     ability to maintain satisfactory regulatory results;

      o changes in political conditions, recession, acts of war or terrorism;

      o continued availability of insurance coverage at commercially reasonable rates;

      o involvement in lawsuits, including liability claims and commercial disputes;

      o inability to attract and retain management and other key employees, particularly in view of the pending Merger with Exelon Corporation;

      o acquisitions, divestitures, mergers, restructurings or strategic initiatives that change PSEG's, PSE&G's, Power's and Energy Holdings' strategy or structure;

      o     business combinations among competitors and major customers;

      o     general economic conditions, including inflation or deflation;

      o     regulatory issues that significantly impact operations;

      o changes to accounting standards or accounting principles generally accepted in the U.S., which may require adjustments to financial statements;

      o     changes in tax laws and regulations;

      o ability to recover investments or service debt as a result of any of the risks or uncertainties mentioned herein;

      o     ability to obtain adequate and timely rate relief;

      o     energy transmission constraints or lack thereof;

      o adverse changes in the market for energy, capacity, natural gas, emissions credits, congestion credits and other commodity prices, especially during extreme price movements for natural gas and power;

      o     surplus of energy capacity and excess supply;

      o     substantial competition in the worldwide energy markets;

      o inability to effectively manage portfolios of electric generation assets, gas supply contracts and electric and gas supply obligations;

      o margin posting requirements, especially during significant price movements for natural gas and power;

      o     availability of fuel and timely transportation at reasonable prices;

      o effects on competitive position of actions involving competitors or major customers;

      o     changes in product or sourcing mix;

      o delays, cost escalations or unsuccessful acquisitions, construction and development;

      o changes in regulation and safety and security measures at nuclear facilities;

      o     changes in political regimes in foreign countries;

      o     international developments negatively impacting business;

      o     changes in foreign currency exchange rates;

      o deterioration in the credit of lessees and their ability to adequately service lease rentals; and

      o     ability to realize tax benefits.

      In addition, the risks and uncertainties related to the proposed Merger as set forth beginning on page 35 of our Joint Merger Proxy under the caption "Forward-Looking Statements" also could cause actual results to differ materially from those anticipated.

      All of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the Notes, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                                 USE OF PROCEEDS

      The net proceeds, after estimated expenses, to us from the sale of the
Notes hereby will be approximately $     , and will be used to redeem $225
million aggregate liquidation amount of the 7.44% Trust Originated Preferred Securities, Series A, of Enterprise Capital Trust I. Any remaining proceeds will be used for repayment of short-term debt.

                       RATIO OF EARNINGS TO FIXED CHARGES

      Our ratios of earnings to fixed charges for each of the periods indicated is as follows:


                                                 (unaudited)                  Years Ended December 31,
                                               Six Months Ended    ---------------------------------------------
                                                 June 30, 2005     2000       2001      2002       2003     2004
                                               ----------------    ----       ----      ----       ----     ----
Ratios of Earnings to Fixed Charges..........        2.16          2.67       2.14      1.58       2.32     2.24


      The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose earnings consist of pre-tax income from continuing operations, excluding extraordinary items, plus the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period, and the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income. Fixed charges consist of: interest, whether expensed or capitalized, amortization of debt discount, premium and expense, an estimate of interest implicit in rentals and preferred securities dividend requirements of subsidiaries and preferred stock dividends, increased to reflect our pre-tax earnings requirement.

                            DESCRIPTION OF THE NOTES

      Set forth below is a description of the specific terms of the Floating Rate Notes due 2008, which we refer to the "Notes". This description supplements, and should be read together with, the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus under the caption "Description of Senior and Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Indenture dated as of November 1, 1998 (the "Senior Indenture") between us and Wachovia Bank, National Association (formerly First Union National Bank), as trustee (the "Senior Trustee").

General

      The Notes will be issued as a series of senior debt securities under the Senior Indenture. The Notes will be limited in aggregate principal amount to
$    million. We may "reopen" this series of Notes and issue additional Notes without the consent of, or notice to, holders of the Notes.

      The entire principal amount of the Notes will mature and become due and
payable, together with any unpaid interest accrued thereon, on September    ,
2008, unless redeemed prior to such date as described under "--Optional Redemption". The Notes are not subject to any sinking fund provision. The Notes are available for purchase in denominations of $1,000 and any integral multiple thereof.

Interest

      Each Note shall bear interest from the date of original issuance, payable
quarterly in arrears on each March        , June         , September        and
December        , to the person in whose name such Note is registered at the close of business on the 15th calendar day (whether or not a Business Day) prior to such interest payment date. The initial interest payment date is December , 2005. The amount of interest payable will be computed on the basis of the actual number of days elapsed over a 360-day year. If any interest payment date would otherwise be a day that is not a Business Day, the interest payment date will be the next succeeding Business Day.

      The Notes will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New Jersey or other applicable state law, as such law may be modified by United States law of general application. The per annum interest rate applicable during each quarterly Interest Period will be equal to LIBOR, determined on the Interest Determination Date for such Interest Period, plus
    %. Promptly upon such determination, the Calculation Agent will notify the Company and the Senior Trustee, if the Senior Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon us, the beneficial owners and holders of the Notes, and the Senior Trustee.

      "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 or a successor reporter of such rates selected by the Calculation Agent and acceptable to us, at approximately 11:00 a.m., London time, on such Interest Determination Date (the "Reported Rate").

      If the following circumstances exist on the applicable Interest Determination Date, the Calculation Agent shall determine LIBOR as follows:

(1) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with us) to provide a quotation (the "Rate Quotation") at which three month deposits in amounts of not less than U.S. $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent.

(2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such Interest Determination Date and there are fewer than two Rate Quotations, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with us), for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, LIBOR for such Interest Determination Date will be the same as LIBOR in effect on such Interest Determination Date.

      All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

      Upon the request of a holder of the Notes, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

Certain Definitions

      The following definitions apply to the Notes.

      "Business Day" means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law, regulation or executive order to remain closed, or (iii) a day on which the Senior Trustee's corporate trust office is closed for business, and which is also a London Business Day.

      "Calculation Agent" means Wachovia Bank, National Association, or its successor appointed by us, acting as calculation agent.

      "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

      "Interest Period" means the period commencing on an interest payment date for the Notes (or, with respect to the initial Interest Period only, commencing on the issue date for the Notes) and ending on the day before the next succeeding interest payment date for the Notes.

      "London Business Day" means any day (other than a Saturday or Sunday) on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      "Telerate Page 3750" means the display designated on page 3750 on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

Ranking

      The Notes will be our direct, unsecured and unsubordinated obligations ranking pari passu with all of our other unsecured and unsubordinated obligations. The Notes will be effectively subordinated to any secured debt issued by us and to all liabilities and preferred equity of our subsidiaries. As of September 13, 2005, we had no secured debt outstanding. At June 30, 2005, we had consolidated total indebtedness of $13.8 billion, of which $11.7 billion was at the subsidiary level, and had $79.7 million of subsidiary preferred stock. The Senior Indenture contains no restrictions on the amount of additional indebtedness we may incur.

Optional Redemption

      On or after September     , 2006, we may redeem all or part of the Notes
at the principal amount of the Notes being redeemed, plus unpaid interest accrued to the redemption date.

      We will redeem Notes in increments of $1,000. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

      If we are redeeming less than all the Notes at any time, the Senior Trustee will select the Notes to be redeemed using a method it considers fair and appropriate. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a Note in principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. On or after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

      Notwithstanding the foregoing, interest due on an interest payment date that is on or prior to a redemption date shall be payable to the persons in whose names the Notes are registered on the 15th calendar day (whether or not a Business Day) prior to such interest payment date.

      Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), we or our affiliates may, at any time and from time to time, purchase outstanding Notes by tender, in the open market or by private agreement.

Book-Entry Only Issuance--The Depository Trust Company

      The Depository Trust Company ("DTC") will act as the initial securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global certificates will be issued, representing in the aggregate the total principal amount of Notes, and will be deposited with DTC. See "Description of Senior and Subordinated Debt Securities--Book-Entry Debt Securities" in the accompanying prospectus.

                                  UNDERWRITING

      Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, for whom Citigroup Global Markets Inc. and Greenwich Capital Markets, Inc. are acting as representatives, the following respective principal amounts of the
Notes:

                                                              Principal Amount
                        Underwriters                            of the Notes
         --------------------------------------------       -------------------
         Citigroup Global Markets Inc................         $
         Greenwich Capital Markets, Inc. ............
         BNP Paribas Securities Corp. ...............
         Lehman Brothers Inc. .......................
                                                            -------------------
              Total..................................         $
                                                            ===================

      The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to the approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.

      The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the public offering price less a
concession not to exceed     % of the principal amount of the Notes. The
underwriters may allow, and dealers may reallow, a concession not to exceed    %
of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering price and concessions.

      The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

                                                                   Paid by
                                                                    PSEG
                                                            -------------------
         Per Note ...................................                         %

      It is expected that delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Notes ("T+5"). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or on the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent failed settlement.

      In connection with the offering, the representatives may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.

      Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

      We estimate that our total expenses for this offering (excluding
underwriting commissions and discounts) will be $      .

      The underwriters have performed investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business.

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

      The Notes will not have an established trading market when issued. There can be no assurance of a secondary market for the Notes or the continued liquidity of such market if one develops. It is not anticipated that the Notes will be listed on any securities exchange.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Notes will be passed on for us by James T. Foran, Esq., our Associate General Counsel. Sidley Austin Brown & Wood LLP, New York, New York, will act as counsel to the underwriters and will rely upon the opinion of Mr. Foran as to all matters of New Jersey law.

                                     EXPERTS

      The consolidated financial statements and the related consolidated financial statement schedule incorporated into this prospectus supplement and the accompanying prospectus dated February 14, 2005 by reference from our Current Report on Form 8-K dated August 29, 2005, which updates Items 6, 7, 7A, 8 and 14 of our Annual Report on Form 10-K for the year ended December 31, 2004, and management's report on the effectiveness of internal control over financial reporting, incorporated into this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and include explanatory paragraphs relating to the adoption of statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" described in
Note 2 to our consolidated financial statements, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference from our Current Report on Form 8-K dated August 29, 2005 (with respect to the report referred to in clause (1) above) and our Annual Report on Form 10-K for the year ended December 31, 2004 (with respect to the reports referred to in clauses (2) and (3) above), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of Exelon Corporation and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus supplement by reference to our Definitive Joint Proxy Statement filed June 8, 2005 and June 13, 2005, which incorporated by reference the Exelon Corporation Current Report on Form 8-K filed by Exelon Corporation on May 13, 2005, and the financial statement schedule incorporated into this prospectus supplement by reference to our Definitive Joint Proxy Statement filed June 8, 2005 and June 13, 2005, which incorporated by reference the Exelon Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED


                             PSEG FUNDING TRUST III
                              PSEG FUNDING TRUST IV

                       By this prospectus, we offer up to

                                 $1,500,000,000

                                       of

                  Public Service Enterprise Group Incorporated
                         Common Stock, Preferred Stock,
               Stock Purchase Contracts, Stock Purchase Units and
                                 Debt Securities

                                       and

                             PSEG Funding Trust III
                              PSEG Funding Trust IV
                           Preferred Trust Securities
                  Guaranteed as described in this prospectus by
                  Public Service Enterprise Group Incorporated


      We will provide the specific terms of each series or issue of securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

      See "Risk Factors" beginning on page 5 for certain risks you should consider.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is February 14, 2005.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


About this Prospectus .....................................................    3

Information about the Issuers .............................................    3

Risk Factors ..............................................................    5

Forward-Looking Statements ................................................   12

Use of Proceeds ...........................................................   13

Accounting Treatment Relating to Preferred Trust Securities ...............   14

Description of the Senior and Subordinated Debt Securities ................   14

Description of the Trust Debt Securities ..................................   25

Description of the Preferred Trust Securities .............................   29

Description of the Preferred Securities Guarantee .........................   37

Relationship among the Preferred Trust Securities,
  the Trust Debt Securities and the Preferred Securities Guarantee ........   39

Description of the Capital Stock ..........................................   40

Description of the Stock Purchase Contracts and Stock Purchase Units ......   41

Plan of Distribution ......................................................   42

Legal Matters .............................................................   44

Experts ...................................................................   44

Where You Can Find More Information .......................................   44

Incorporation of Certain Documents by Reference ...........................   44

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we and PSEG Funding Trust III and PSEG Funding Trust IV, each of which we refer to as a "Trust" and, collectively as the "Trusts," filed with the SEC using a "shelf" registration process. Under this shelf process, we and/or the Trusts may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings with a maximum aggregate initial offering price of up to $1,500,000,000.

     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

     In this prospectus, unless the context indicates otherwise, the words and terms "PSEG," "the company," "we," "our," "ours" and "us" refer to Public Service Enterprise Group Incorporated and its consolidated subsidiaries.

     We may use this prospectus to offer from time to time:

      o  shares of our common stock, without par value;

      o shares of our preferred stock, without par value, which may be convertible into our common stock;

      o  stock purchase contracts to purchase shares of our common stock;

      o our unsecured debt securities, which may include senior, subordinated and trust debt securities and which may be convertible into our common stock. In this prospectus, we refer to the debt securities, which may include senior debt securities, subordinated debt securities and trust debt securities, as the "debt securities;"

      o stock purchase units, consisting of a stock purchase contract and our debt securities, a Trust's preferred securities or debt obligations of third parties, including United States Treasury securities, that are pledged to secure the stock purchase unit holders' obligations under the stock purchase contracts.

     The Trusts may also use this prospectus to offer from time to time their respective preferred securities, which we refer to in this prospectus as the "preferred trust securities." We will execute a preferred securities guarantee covering the preferred trust securities of each Trust and will guarantee each Trust's obligations under the preferred trust securities as described herein.

     We sometimes refer to our common stock, preferred stock, stock purchase contracts, stock purchase units, the debt securities, the preferred trust securities and the preferred securities guarantee collectively as the "securities."

     For more detailed information about the securities, you should also review the exhibits to the registration statement, which were either filed with the registration statement or incorporated by reference to other SEC filings.

                          INFORMATION ABOUT THE ISSUERS

Public Service Enterprise Group Incorporated

      We are an integrated energy and energy services company engaged in power generation, regulated delivery of power and gas service and wholesale energy marketing and trading. We are an exempt public utility holding company under the Public Utility Holding Company Act of 1935 and neither own nor operate any physical properties. Through our subsidiaries, we are one of the leading providers of energy and energy-related services in the nation. We have four direct, wholly-owned subsidiaries:

      o Public Service Electric and Gas Company ("PSE&G"), which is an operating public utility company engaged principally in the transmission and distribution of electric energy and gas service in New Jersey;

      o PSEG Power LLC ("Power"), which is a multi-regional independent electric generation and wholesale energy marketing and trading company;

      o PSEG Energy Holdings L.L.C. ("Energy Holdings"), which participates nationally and internationally in energy-related lines of business through its subsidiaries; and

      o PSEG Services Corporation ("Services"), which provides administrative and support services to us and our subsidiaries.

      We are a New Jersey corporation with our principal offices located at 80 Park Plaza, Newark, New Jersey 07101. Our telephone number is (973) 430-7000.

Ratios of Earnings to Fixed Charges

      Our ratios of earnings to fixed charges for each of the periods indicated is as follows:

                              (unaudited)           Years Ended December 31,
                          Nine Months Ended   ----------------------------------
                          September 30, 2004  1999   2000    2001    2002   2003
                           ----------------   ----   ----    ----    ----   ----
Ratios of Earnings to
  Fixed Charges..........        2.31         2.98   2.67    2.14    1.58   2.29

      The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose earnings consist of pre-tax income from continuing operations excluding extraordinary items, plus the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period; and the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income. Fixed charges consist of: interest, whether expensed or capitalized; amortization of debt discount, premium and expense; an estimate of interest implicit in rentals; and preferred securities dividend requirements of subsidiaries and preferred stock dividends, increased to reflect our pre-tax earnings requirement.

Ratios of Earnings to Combined Fixed Charges and Preference Dividends

      Our ratios of earnings to combined fixed charges and preference dividends for each of the periods indicated is the same as our ratios of earnings to fixed charges.

The Trusts

      Each Trust is a statutory trust created under the Delaware Statutory Trust Act and will operate under a trust agreement among us, Wachovia Bank, National Association (formerly known as First Union National Bank), as the property trustee, Wachovia Trust Company, National Association (formerly known as First Union Trust Company, National Association), as Delaware trustee and one or more of our employees, as administrative trustee. In this prospectus, we refer to each of these agreements, as amended and restated, as a "trust agreement." Each Trust exists only to issue and sell its preferred trust securities and common trust securities, to acquire and hold our trust debt securities as trust assets and to engage in activities incidental to the foregoing. We will own all of each Trust's outstanding common trust securities. These common trust securities will represent at least 3% of the total capital of each Trust. Payments will be made on the common trust securities of a Trust pro rata with the preferred trust securities of that Trust, except that the right to payment on the common trust securities will be subordinated to the rights of the preferred trust securities if there is a default under the applicable trust agreement resulting from an event of default under the related trust debt indenture.

      Each Trust's business and affairs will be conducted by its trustees and us, as depositor, as set forth in its trust agreement. The office of the Delaware trustee in the State of Delaware is One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. Each Trust's offices are located at 80 Park Plaza, Newark, NJ 07102 and its telephone number is (973) 430-7000.

                                  RISK FACTORS

     The following factors should be considered when reviewing our business and are relied upon by us in issuing any forward-looking statements. These factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of us. Some or all of these factors may apply to us and our subsidiaries.

Generation Operating Performance May Fall Below Projected Levels

     Operation below expected capacity levels may result in lost revenues, increased expenses and penalties. Individual facilities may be unable to meet operating and financial obligations resulting in reduced cash flow.

     The risks associated with operating power generation facilities, each of which could result in performance below expected capacity levels, include:

      o  breakdown or failure of equipment or processes;

      o  disruptions in the transmission of electricity;

      o  labor disputes;

      o  fuel supply interruptions;

      o limitations which may be imposed by environmental or other regulatory requirements;

      o  permit limitations; and

      o operator error or catastrophic events such as fires, earthquakes, explosions, floods, acts of terrorism or other similar occurrences.

Credit, Commodity And Financial Market Risks Could Negatively Impact Our
Business

     The revenues generated by the operation of our generating stations are subject to market risks that are beyond our control. Our generation output will either be used to satisfy our wholesale contracts or be sold into the competitive power markets or under other bilateral contracts. Participants in the competitive power markets are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity.

     Our generation revenues and results of operations will be dependent upon prevailing market prices for energy, capacity, ancillary services and fuel supply in the markets we serve.

     The following factors are among those that will influence the market prices for energy, capacity and ancillary services:

      o the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;

      o changes in the rules set by regulatory authorities with respect to the manner in which electricity sales will be priced;

      o transmission congestion and access in Pennsylvania, New Jersey, Maryland Interconnection ("PJM") and/or other competitive markets;

      o the operation of nuclear generation plants in PJM and other competitive markets beyond their presently expected dates of decommissioning;

      o prevailing market prices for enriched uranium, fuel oil, coal and natural gas and associated transportation costs;

      o  fluctuating weather conditions;

      o reduced growth rate in electricity usage as a result of factors such as national and regional economic conditions and the implementation of conservation programs; and

      o changes in regulations applicable to PJM and other Independent System Operators ("ISO").

     As a result of the BGS auction, Power entered into contracts with the direct suppliers of the New Jersey electric utilities, including PSE&G. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. Any failure to collect these payments under these BGS contracts with counterparties could have a material impact on our results of operations, cash flows and financial position.

Energy Obligations, Available Supply And Trading Risks Could Negatively Impact Our Business

     Our energy trading and marketing activities frequently involve the establishment of energy trading positions in the wholesale energy markets on long-term and short-term bases. To the extent that we have forward purchase contracts to provide or purchase energy in excess of demand, a downturn in the markets is likely to result in a loss from a decline in the value of our long positions as we attempt to sell energy in a falling market. Conversely, to the extent that we enter into forward sales contracts to deliver energy we do not own, or take short positions in the energy markets, an upturn in the energy markets is likely to expose us to losses as we attempt to cover our short positions by acquiring energy in a rising market.

     If the strategy we utilize to hedge our exposures to these various risks is not effective, we could incur significant losses. Our substantial energy trading positions can also be adversely affected by the level of volatility in the energy markets that, in turn, depends on various factors, including weather in various geographical areas and short-term supply and demand imbalances, which cannot be predicted with any certainty.

Counterparty Credit Risks Or A Deterioration Of Power's Credit Quality May Have An Adverse Impact On Our Business

     We are exposed to the risk that counterparties will not perform their obligations. Although we have devoted significant resources to develop our risk management policies and procedures as well as counterparty credit requirements, and will continue to do so in the future, we can give no assurance that losses from our energy trading activities will not have a material adverse effect on our business, prospects, results of operations, financial condition or net cash flows.

     In connection with its energy trading activities, Power must meet credit quality standards required by counterparties. Standard industry contracts generally require trading counterparties to maintain investment grade ratings. These same contracts provide reciprocal benefits to Power. If Power loses its investment grade credit rating, its subsidiary, PSEG Energy Resources & Trade LLC ("ER&T"), would have to provide collateral in the form of letters of credit or cash, which would significantly impact the energy trading business. This would increase our costs of doing business and limit our ability to successfully conduct our energy trading operations.

The Electric Energy Industry Is Undergoing Substantial Change

     The electric energy industry in the State of New Jersey, across the country and around the world is undergoing major transformations. As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from other suppliers. Increased competition from these suppliers could reduce the quantity of our wholesale sales and have a negative impact on earnings and cash flows. We are affected by many issues that are common to the electric industry such as:

      o ability to obtain adequate and timely rate relief, cost recovery, including unsecuritized stranded costs, and other necessary regulatory approvals;

      o deregulation, the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services;

      o  the possibility of reregulation in some deregulated markets;

      o  energy sales retention and growth;

      o  revenue and price stability and growth;

      o  nuclear operations and decommissioning;

      o increased capital investments attributable to environmental regulations;

      o  managing energy trading operations;

      o ability to complete development or acquisition of current and future investments;

      o managing electric generation operations in locations outside of our traditional utility service territory;

      o  exposure to market price fluctuations and volatility;

      o  regulatory restrictions on affiliate transactions; and

      o  debt and equity market concerns.

Because A Portion Of Our Business Is Conducted Outside The United States, Adverse International Developments Could Negatively Impact Our Business

     A component of our business strategy has been the development, acquisition and operation of projects outside the United States. The economic and political conditions in certain countries where Energy Holdings' subsidiary, PSEG Global L.L.C. ("Global"), has interests, or in which Global is or could be exploring development or acquisition opportunities, present risks that may be different than those found in the United States including:

      o  delays in permitting and licensing;

      o  construction delays and interruption of business;

      o  risks of war;

      o  expropriation;

      o  nationalization;

      o  renegotiation or nullification of existing contracts; and

      o  changes in law or tax policy.

     Changes in the legal environment in foreign countries in which Global may develop or acquire projects could make it more difficult to obtain non-recourse project refinancing on suitable terms and could impair Global's ability to enforce its rights under agreements relating to such projects.

     Operations in foreign countries also present risks associated with currency exchange and convertibility, inflation and repatriation of earnings. In some countries in which Global may develop or acquire projects in the future, economic and monetary conditions and other factors could affect Global's ability to convert its cash distributions to United States Dollars or other freely convertible currencies, or to move funds offshore from these countries. Furthermore, the central bank of any of these countries may have the authority to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although Global generally seeks to structure power purchase contracts and other project revenue agreements to provide for payments to be made in, or indexed to, United States Dollars or a currency freely convertible into United States Dollars, its ability to do so in all cases may be limited.

If Our Operating Performance Falls Below Projected Levels, We May Not Be Able to Service Our Debt

     The risks associated with operating power generation facilities include the breakdown or failure of equipment or processes, labor disputes and fuel supply interruption, each of which could result in performance below expected capacity levels. Operation below expected capacity levels may result in lost revenues, increased expenses, higher maintenance costs and penalties, in which case there may not be sufficient cash available to service project debt. In addition, many of Global's generation projects rely on a single fuel supplier and a single customer for the purchase of the facility's output under a long term contract. While Global generally has liquidated damage provisions in its contracts, the default by a supplier under a fuel contract or a customer under a power purchase contract could adversely affect the facility's cash generation and ability to service project debt.

     Countries in which Global owns and operates electric and gas distribution facilities may impose financial penalties if reliability performance standards are not met. In addition, inefficient operation of the facilities may cause lost revenue and higher maintenance expenses, in which case there may not be sufficient cash available to service project debt.

Because We are a Holding Company, Our Ability to Service Our Debt Could Be
Limited

     We are a holding company with no material assets other than the stock or membership interests of our subsidiaries and project affiliates. Accordingly, all of our operations are conducted by our subsidiaries and project affiliates which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts when due on our debt or to make any funds available to us to pay such amounts. As a result, our debt will effectively be subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries and project affiliates and our rights and hence the rights of our creditors to participate in any distribution of assets of any subsidiary or project affiliate upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's or project affiliate's creditors, except to the extent that our claims as a creditor of such subsidiary or project affiliate may be recognized.

     We depend on our subsidiaries' and project affiliates' cash flow and our access to capital in order to service our indebtedness. The project-related debt agreements of subsidiaries and project affiliates generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

     Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement will not cause a default with respect to our debt and that of our subsidiaries, it may materially affect our ability to service our outstanding indebtedness.

     We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

Our Ability To Control Cash Flow From Our Minority Investments Is Limited

     Our ability to control investments in which we own a minority interest is limited. Assuming a minority ownership role presents additional risks, such as not having a controlling interest over operations and material financial and operating matters or the ability to operate the assets more efficiently. As such, neither we nor Global are able to unilaterally cause dividends or distributions to be made to us or Global from these operations.

     Minority investments may involve risks not otherwise present for investments made solely by us and our subsidiaries, including the possibility that a partner, majority investor or co-venturer might become bankrupt, may have different interests or goals, and may take action contrary to our instructions, requests, policies or business objectives. Also, if no party has full control, there could be an impasse on decisions. In addition, certain investments of Energy Holdings' subsidiary, PSEG Resources L.L.C. ("Resources"), are managed by unaffiliated entities which limits Resources' ability to control the activities or performance of such investments and managers.

Failure to Obtain Adequate and Timely Rate Relief Could Negatively Impact Our Business

     As a public utility, PSE&G's rates are regulated by the New Jersey Board of Public Utilities ("BPU") and the Federal Energy Regulatory Commission ("FERC"). These rates are designed to allow PSE&G to recover its operating expenses and earn a fair return on its rate base, which primarily consists of its property, plant and equipment less various adjustments. These rates include its electric and gas tariff rates that are subject to regulation by the BPU as well as its transmission rates that are subject to regulation by the FERC. PSE&G's base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in PSE&G's adjustment charges, there will be a negative impact on earnings or cash flows.

     If PSE&G's operating expenses, other than costs recovered through adjustment charges, exceed the amount included in its base rates and in its FERC jurisdictional rates, there will be a negative impact on our earnings or operating cash flows.

     Global's electric and gas distribution facilities are rate-regulated enterprises. Governmental authorities establish rates charged to customers. While these rates are designed to cover all operating costs and provide a return, considerable fiscal and cash uncertainties in certain countries due to economic, political and social crisis could have an adverse impact.

     We can give no assurances that rates will, in the future, be sufficient to cover Global's costs and provide a return on its investment. In addition, future rates may not be adequate to provide cash flow to pay principal and interest on the debt of Global's subsidiaries' and affiliates or to enable its subsidiaries and affiliates to comply with the terms of debt agreements.

We May Not Have Access To Sufficient Capital In The Amounts And At The Times Needed

     Capital for our projects and investments has been provided by internally-generated cash flow and borrowings by us and our subsidiaries. We require continued access to debt capital from outside sources in order to efficiently fund our capital needs and assure the success of our future projects and acquisitions. Our ability to arrange financing on a non-recourse basis and the costs of capital depend on numerous factors including, among other things, general economic and market conditions, the availability of credit from banks and other financial institutions, investor confidence, the success of current projects and the quality of new projects.

     We can give no assurances that our current and future capital structure or financial condition will permit access to bank and debt capital markets. The availability of capital is not assured since it is dependent upon our performance and that of our other subsidiaries. As a result, there is no assurance that we or our subsidiaries will be successful in obtaining financing for our projects and acquisitions or funding the equity commitments required for such projects and acquisitions in the future.

We And Our Subsidiaries Are Subject To Substantial Competition From Well Capitalized Participants In The Worldwide Energy Markets

     We and our subsidiaries are subject to substantial competition in the United States and in international markets from:

      o  merchant generators;

      o  domestic and multi-national utility generators;

      o  fuel supply companies;

      o  engineering companies;

      o  equipment manufacturers; and

      o  affiliates of other industrial companies.

     Restructuring of worldwide energy markets, including the privatization of government-owned utilities and the sale of utility-owned assets, is creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect our ability to make investments on favorable terms and achieve our growth objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect our ability to service our outstanding indebtedness, including short-term debt.

     Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the further splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors could become active in the independent power industry. Resources faces competition from numerous well-capitalized investment and finance company affiliates of banks, utilities and industrial companies.

Power Transmission Facilities May Impact Our Ability To Deliver Our Output To Customers

     Our ability to sell and deliver our electric energy products and grow our business may be adversely impacted and our ability to generate revenues may be limited if:

      o  transmission is disrupted;

      o  transmission capacity is inadequate; or

      o  a region's power transmission infrastructure is inadequate.

Regulatory Issues Significantly Impact Our Operations

     Federal, state and local authorities impose substantial regulation and permitting requirements on the electric power generation business. We are required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to operate our generation stations.

     We believe that we have obtained all material energy-related federal, state and local approvals including those required by the Nuclear Regulatory Commission ("NRC"), currently required to operate our generation stations. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. We cannot assure that we will be able to obtain any required regulatory approval in the future, or that we will be able to obtain any necessary extension in receiving any required regulatory approvals. Any failure to obtain or comply with any required regulatory approvals could materially adversely affect our ability to operate our generation stations or sell electricity to third parties.

     We are subject to pervasive regulation by the NRC with respect to the operation of our nuclear generation stations. This regulation involves testing, evaluation and modification of all aspects of plant operation in light of NRC safety and environmental requirements. The NRC also requires continuous demonstrations that plant operations meet applicable requirements. The NRC has the ultimate authority to determine whether any nuclear generation unit may operate.

     We can give no assurance that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or any of our generation stations or that future changes in laws and regulations will not have a detrimental effect on our business.

Environmental Regulation May Limit Our Operations

     We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals currently required to own and operate our facilities or that these approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

     We can give no assurance that we will be able to:

      o obtain all required environmental approvals that we do not yet have or that may be required in the future;

      o  obtain any necessary modifications to existing environmental approvals;

      o maintain compliance with all applicable environmental laws, regulations and approvals; or

      o  recover any resulting costs through future sales.

     Delay in obtaining or failure to obtain and maintain in full force and effect any environmental approvals, or delay or failure to satisfy any applicable environmental regulatory requirements, could prevent construction of new facilities, operation of our existing facilities or sale of energy from these facilities or could result in significant additional cost to us.

We Are Subject To More Stringent Environmental Regulation Than Many Of Our Competitors

     Our facilities are subject to both federal and state pollution control requirements. Most of our generating facilities are located in the State of New Jersey. In particular, New Jersey's environmental programs are generally considered to be more stringent in comparison to similar programs in other states. As such, there may be instances where the facilities located in New Jersey are subject to more stringent and, therefore, more costly pollution control requirements than competitive facilities in other states.

Insurance Coverage May Not Be Sufficient

      We have insurance for our facilities, including:

      o  all-risk property damage insurance;

      o  commercial general public liability insurance;

      o  boiler and machinery coverage;

      o  nuclear liability; and

      o for our nuclear generating units, replacement power and business interruption insurance in amounts and with deductibles that we consider appropriate.

     We can give no assurance that this insurance coverage will be available in the future on commercially reasonable terms or that the insurance proceeds received for any loss of or any damage to any of our facilities will be sufficient to permit us to continue to make payments on our debt. Additionally, some of our properties may not be insured in the event of an act of terrorism.

Acquisition, Construction And Development Activities May Not Be Successful

     We may seek to acquire, develop and construct new energy projects, the completion of any of which is subject to substantial risk. This activity requires a significant lead time and requires us to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other development expenses in preparation for competitive bids or before it can be established whether a project is economically feasible.

     The construction, expansion or refurbishment of a generation, transmission or distribution facility may involve:

      o  equipment and material supply interruptions;

      o  labor disputes;

      o  unforeseen engineering environmental and geological problems; and

      o  unanticipated cost overruns.

     The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. In addition, some power purchase contracts permit the customer to terminate the contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event specified milestones, such as commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under its project financing agreements. We can give no assurance that we will obtain access to the substantial debt and equity capital required to develop and construct new generation projects or to refinance existing projects to supply anticipated future demand.

Changes In Technology May Make Our Power Generation Assets Less Competitive

     A key element of our business plan is that generating power at central power plants produces electricity at relatively low cost. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. It is possible that advances in technology will reduce the cost of alternative methods of producing electricity to a level that is competitive with that of most central station electric production. If this were to happen, our market share could be eroded and the value of our power plants could be significantly impaired. Changes in technology could also alter the channels through which retail electric customers buy electricity, which could affect our financial results.

Recession, Acts Of War Or Terrorism Could Negatively Impact Our Business

     The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

     Like other operators of major industrial facilities, our generation plants, fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to produce or distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus or in the documents or information incorporated by reference or deemed to be incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," "forecast," "project," and variations of such words and similar expressions are intended to identify forward-looking statements. The following review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures prior to the effective date of the Private Securities Litigation Reform Act of 1995. These risks and uncertainties include:

      o credit, commodity, interest rate, counterparty and other financial market risks;

      o liquidity and the ability to access capital and credit markets and maintain adequate credit ratings;

      o adverse or unanticipated weather conditions that significantly impact costs and/or operations, including generation;

      o  changes in the electric industry, including changes to power pools;

      o changes in the number of market participants and the risk profiles of such participants;

      o changes in technology that may make power generation, transmission, and/or distribution assets less competitive;

      o availability of power transmission facilities that impact the ability to deliver output to customers;

      o  growth in costs and expenses;

      o  environmental regulations that significantly impact operations;

      o changes in rates of return on overall debt and equity markets that could adversely impact the value of pension assets and the Nuclear Decommissioning Trust Funds;

      o  ability to maintain satisfactory regulatory results;

      o  changes in political conditions, recession, acts of war or terrorism;

      o continued availability of insurance coverage at commercially reasonable rates;

      o involvement in lawsuits including liability claims and commercial disputes;

      o  inability to attract and retain management and other key employees;

      o acquisitions, divestitures, mergers, restructurings or strategic initiatives that change PSEG's, PSE&G's, Power's and Energy Holdings' structure;

      o  business combinations among competitors and major customers;

      o  general economic conditions, including inflation or deflation;

      o  regulatory issues that significantly impact operations;

      o changes to accounting standards or accounting principles generally accepted in the U.S., which may require adjustments to financial statements;

      o  changes in tax laws and regulations;

      o ability to service debt as a result of any of the aforementioned events;

      o  ability to obtain adequate and timely rate relief;

      o  energy transmission constraints or lack thereof;

      o adverse changes in the market for energy, capacity, natural gas, emissions credits, congestion credits and other commodity prices, especially during extreme price movements for natural gas and power;

      o  surplus of energy capacity and excess supply;

      o  generation operating performance below projected levels;

      o  substantial competition in the worldwide energy markets;

      o inability to effectively manage portfolios of electric generation assets, gas supply contracts and electric and gas supply obligations;

      o margin posting requirements, especially during significant price movements for natural gas and power;

      o  availability of fuel and timely transportation at reasonable prices;

      o effects on competitive position of actions involving competitors or major customers;

      o  changes in product or sourcing mix;

      o delays, cost escalations or unsuccessful acquisitions, construction and development;

      o changes in regulation and safety and security measures at nuclear facilities;

      o  changes in political regimes in foreign countries;

      o  international developments negatively impacting business;

      o  changes in foreign currency exchange rates;

      o substandard operating performance or cash flow from investments falling below projected levels, adversely impacting the ability to service project debt; and

      o deterioration in the credit of lessees and their ability to adequately service lease rentals; and

      o  ability to realize tax benefits.

      All of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any related prospectus supplement are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                                 USE OF PROCEEDS

      Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including repayment of outstanding debt. Each Trust will use all of the proceeds received from the sale of its preferred trust securities and common trust securities to purchase our trust debt securities.

           ACCOUNTING TREATMENT RELATING TO PREFERRED TRUST SECURITIES

      In accordance with accounting principles generally accepted in the United States, the financial statements of the Trusts are not consolidated with our financial statements. Our financial statements will reflect our obligations to the Trusts as a liability under the caption of Long-Term Debt.

           DESCRIPTION OF THE SENIOR AND SUBORDINATED DEBT SECURITIES

      We may issue from time to time one or more series of the senior debt securities under our Senior Indenture dated as of November 1, 1998 between us and Wachovia Bank, National Association (formerly known as First Union National
Bank), as Senior Trustee, or one or more series of the subordinated debt securities under our Subordinated Indenture to be entered into between us and Wachovia Bank, National Association, as Subordinated Trustee. The term "Trustee" refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. We will provide information about these debt securities in a prospectus supplement.

      The Senior Indenture and the form of Subordinated Indenture (sometimes together referred to as the "Indentures" and, individually, as an "Indenture") are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The Indentures are subject to and governed by the Trust Indenture Act of 1939. We have summarized the material terms and provisions of the Indentures. Because this section is a summary, it does not describe every aspect of the debt securities and the Indentures. We urge you to read the Indenture that governs your debt securities for provisions that may be important to you.

Provisions Applicable to Both the Senior and Subordinated Indentures

General

      The debt securities will be our unsecured obligations. The senior debt securities will rank equally with all other of our unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in 7ull of our senior indebtedness as described below under "-- Subordinated Indenture Provisions." In this section, unless the context requires, the words "we," "our," "ours" and "us" refer to Public Service Enterprise Group Incorporated and not its consolidated subsidiaries.

      Because we are a holding company and conduct all of our operations through our subsidiaries, holders of our debt securities will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders other than, in each case, where we are the creditor. As of September 30, 2004, PSE&G had 795,234 shares of its preferred stock outstanding with an aggregate par value of approximately $80 million. Our subsidiaries have ongoing corporate debt programs used to finance their business activities. As of September 30, 2004, our subsidiaries had approximately $11.8 billion of long term debt outstanding.

      Each Indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement may be issued in an unlimited amount under that Indenture in one or more series, in each case as authorized by us from time to time.

      You should read the relevant prospectus supplement for a description of the material terms of any debt securities being offered, including:

      o the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

      o the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities of that series;

      o if less than the principal amount of the debt securities is payable upon acceleration of the maturity of the debt securities, the portion that will be payable or how this portion will be determined;

      o the date or dates, or how the date or dates will be determined or extended, on which the principal of the debt securities will be payable;

      o the rate or rates of interest, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined;

      o  the terms of any remarketing of the debt securities;

      o the date or dates from which interest, if any, on the debt securities will accrue or how the date or dates will be determined;

      o the interest payment dates, if any, and the record dates for any interest payments or how the date or dates will be determined;

      o the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

      o the right, if any, to extend interest payment periods and the duration of any extension;

      o  any optional redemption provisions;

      o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

      o whether the debt securities will be issued as registered securities, bearer securities or both and any applicable restrictions;

      o whether the debt securities will be issuable in temporary or permanent global form and any applicable restrictions or limitations;

      o the place or places where the principal of and any premium and interest on the debt securities will be payable and to whom and how those payments will be made;

      o whether the debt securities are convertible or exchangeable into any other securities and, if so, the applicable terms and conditions;

      o the denominations in which the debt securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of registered securities and $5,000 in the case of bearer securities;

      o the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;

      o if other than the Trustee, the identity of each security registrar and/or paying agent;

      o the applicability of the provisions of the applicable Indenture described below under "-- Satisfaction and Discharge, Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

      o whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

      o any deletions, additions or changes in the events of default in the applicable Indenture and any change in the right of the Trustee or the holders to declare the principal amount of the debt securities due and payable;

      o any deletions, additions or changes in the covenants in the applicable Indenture;

      o the applicability of or any change in the subordination provisions of the Indenture for a series of debt securities;

      o any provisions granting special rights to holders of the debt securities upon the occurrence of specified events; and

      o  any other material terms of the debt securities.

      If applicable, the prospectus supplement will also set forth information concerning any other securities offered thereby and a discussion of federal income tax considerations relevant to the debt securities being offered.

      For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include the payment of any additional amounts required by the terms of the debt securities.

      Debt securities may provide for less than the entire principal amount to be payable upon acceleration of the maturity date ("original issue discount securities"). Federal income tax and other matters concerning any original issue discount securities will be discussed in the applicable prospectus supplement.

      Neither Indenture limits the amount of debt securities that may be issued in distinct series from time to time. Debt securities issued under an Indenture are referred to, when a single Trustee is acting as trustee for all debt securities issued under an Indenture, as the "indenture securities." Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more different series of indenture securities. See "-- Resignation of Trustee" below. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term indenture securities will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of indenture securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the indenture securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

      The general provisions of the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Please refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

      We have the ability, without the consent of the holders thereof, to issue indenture securities with terms different from those of indenture securities previously issued and to reopen a previous series of indenture securities and issue additional indenture securities of that series, unless the reopening was restricted when that series was created.

Denominations, Registration and Transfer

      Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. The Indentures also provide that debt securities of a series may be issuable in global form. See "-- Book-Entry Debt Securities." Unless otherwise provided in the prospectus supplement, debt securities denominated in U.S. dollars (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000 (in the case of registered securities) and in the denomination of $5,000 (in the case of bearer securities). Unless otherwise indicated in the prospectus supplement, bearer securities will have interest coupons attached.

      Registered securities will be exchangeable for other registered securities of the same series. If provided in the prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest, and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

      Registered securities of a series may be presented for registration of transfer and debt securities of a series may be presented for exchange

      o at each office or agency required to be maintained by us for payment of that series as described in "-- Payment and Paying Agents" below, and

      o at each other office or agency that we may designate from time to time for those purposes.

      No service charge will be made for any transfer or exchange of debt securities, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

      We will not be required to

      o issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on

         - if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and

         - if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption, or, if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption;

      o register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

      o exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

      o issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be so repaid.

Payment and Paying Agents

      Unless otherwise provided in the prospectus supplement, premium, interest and additional amounts, if any, on registered securities will be payable at any office or agency to be maintained by us in Morristown, New Jersey and The City of New York, except that at our option interest may be paid

      o by check mailed to the address of the person entitled thereto appearing in the security register or

      o by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

      Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest.

      If debt securities of a series are issuable solely as bearer securities or as both registered securities and bearer securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency

      o outside the United States where, subject to any applicable laws and regulations, the principal of and premium, and interest, if any, on the series will be payable and

      o in The City of New York for payments with respect to any registered securities of that series (and for payments with respect to bearer securities of that series in the limited circumstances described below, but not otherwise);

provided that, if required in connection with any listing of debt securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for those debt securities in any city located outside the United States required by the applicable stock exchange. The initial locations of those offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of and premium, if any and interest, if any, on bearer securities may be paid by wire transfer to an account maintained by the person entitled thereto with a bank located outside the United States. Unless otherwise provided in the prospectus supplement, payment of installments of interest on any bearer securities on or before maturity will be made only against surrender of coupons for those interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal of and premium, if any and interest, if any, on bearer securities payable in U.S. dollars will be made at the office of our paying agent in The City of New York if payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

      We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

      The following will constitute events of default under each Indenture with respect to any series of debt securities, unless we state otherwise in the applicable prospectus supplement:

      o we do not pay interest on a debt security of that series within 30 days of its due date;

      o we do not pay principal of, or any premium on, a debt security of the series on its due date;

      o we do not deposit any sinking fund payment when due by the terms of any debt security of that series;

      o we remain in breach of a covenant in respect of the debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of debt securities of the series;

      o we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events in bankruptcy, insolvency or reorganization occur; and

      o any other event of default provided with respect to debt securities of that series occurs.

      We are required to file with the Trustee, annually, an officer's certificate as to our compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the Trustee may withhold notice to the holders of debt securities of a series of any default (except payment defaults on the debt securities of that series) if it considers it in the interest of the holders of debt securities of such series to do so.

      If an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be due and payable immediately.

      Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, in case an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of debt securities of that series, unless the holders have offered the Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with that request. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

      The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series and any related coupons, waive any past default with respect to that series and its consequences, except a default

      o in the payment of the principal of, or premium, or interest, if any, on any debt security of that series or any related coupons or

      o relating to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment.

Merger or Consolidation

      Each Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any person, unless either we are the continuing corporation or such corporation or person assumes by supplemental indenture all of our obligations under such Indenture and the securities issued thereunder and immediately after the transaction no default shall exist.

Modification or Waiver

      Modification and amendment of each Indenture may be made by us and the Trustee thereunder with the consent of the holders of a majority in principal amount of all outstanding indenture securities issued thereunder that are affected by the modification or amendment. The consent of the holder of each outstanding indenture security affected is, however, required to:

      o change the maturity of the principal of or any installment of principal of or interest on that indenture security;

      o reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, that indenture security, or change the manner of calculation thereof;

      o change our obligation, if any, to pay additional amounts in respect of that indenture security;

      o reduce the portion of the principal of an original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity date thereof or provable in bankruptcy;

      o adversely affect any right of repayment at the option of the holder of that indenture security;

      o change the place or currency of payment of principal, premium or interest on that indenture security;

      o impair the right to institute suit for the enforcement of any such payment on or after the maturity date, redemption date or repayment date;

      o adversely affect any right to convert or exchange that indenture security;

      o reduce the percentage in principal amount of outstanding indenture securities required to amend or waive compliance with certain provisions of the applicable Indenture or to waive certain defaults;

      o  reduce the requirements for voting or quorum described below; or

      o modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each indenture security affected thereby.

      In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each outstanding subordinated security affected thereby, modify any of the provisions of that Indenture relating to the subordination of the subordinated securities in a manner adverse to the holders and no such modification or amendment may adversely affect the rights of any holder of senior indebtedness described under the caption "-- Subordinated Indenture Provisions" without the consent of that holder of senior indebtedness.

      The holders of a majority in aggregate principal amount of outstanding indenture securities have the right to waive our compliance with certain covenants in the applicable Indenture.

      Modification and amendment of each Indenture may be made by the Trustee and us, without the consent of any holder, for any of the following purposes:

      o to evidence the succession of another person to us as obligor under such Indenture;

      o to add to our covenants for the benefit of the holders of all or any series of indenture securities issued under the Indenture or to surrender any right or power conferred upon us by the Indenture;

      o to add events of default for the benefit of the holders of all or any series of indenture securities;

      o to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, bearer securities, or to permit or facilitate the issuance of indenture securities in uncertificated form, provided that any such actions do not adversely affect the holders of the indenture securities or any related coupons;

      o to change or eliminate any provisions of the Indenture, as long as that change or elimination will become effective only when there are no indenture securities outstanding entitled to the benefit of those provisions;

      o to secure the indenture securities under the applicable Indenture pursuant to any requirements of the Indenture, or otherwise;

      o to establish the form or terms of indenture securities of any series and any related coupons;

      o to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

      o to cure any ambiguity, defect or inconsistency in the Indenture, provided that action does not adversely affect the interests of holders of indenture securities of a series issued thereunder or any related coupons in any material respect; or

      o to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of indenture securities thereunder, provided that the action does not adversely affect the interests of the holders of any indenture securities and any related coupons in any material respect.

      In determining whether the holders of the requisite principal amount of outstanding indenture securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of indenture securities thereunder,

      o the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof,

      o the principal amount of an indexed security that may be counted in making such determination will be equal to the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to the Indenture and

      o indenture securities owned by us or any other obligor upon the indenture securities or any affiliate of ours or of any other obligor shall be disregarded.

      Each Indenture contains provisions for convening meetings of the holders of indenture securities of a series if indenture securities of that series are issuable as bearer securities. A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding indenture securities of that series, in any such case upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each indenture security affected thereby, as described above, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding indenture securities of that series; except that any resolution with respect to any action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding indenture securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding indenture securities of that series. Any resolution passed or decision taken at any meeting of holders of indenture securities of a series held in accordance with the applicable Indenture will be binding on all holders of indenture securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding indenture securities of a series; except that, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding indenture securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding indenture securities of that series will constitute a quorum.

Satisfaction and Discharge, Full Defeasance and Covenant Defeasance

      We may discharge certain of our obligations to holders of debt securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or are due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to make interest, principal and any other payments on the debt securities on their various due dates.

      Each Indenture provides that, if the series of the debt securities provides for it, we may elect either to defease and be discharged from any and all obligations with respect to the debt securities and any related coupons, with certain limited exceptions (this is called "full defeasance") or to be released from our obligations under any specified covenant with respect to those debt securities and any related coupons, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities and any related coupons (this is called "covenant defeasance").

      In order to effect full defeasance or covenant defeasance, we must deposit for the benefit of all holders of the debt securities of the particular series a combination of cash and/or U.S. government securities or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on the debt securities on their various due dates.

      A trust may only be established if, among other things, we have delivered to the Trustee a legal opinion stating that the holders of the debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the legal opinion, in the case of full defeasance must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

      In the event we effect covenant defeasance with respect to any debt securities and any related coupons and those debt securities and coupons are declared due and payable because of the occurrence of certain events of default with respect to any covenant as to which there has been covenant defeasance, the amount of funds on deposit with the Trustee will be sufficient to pay amounts due on those debt securities and coupons at the time of their stated maturity date but may not be sufficient to pay amounts due on those debt securities and coupons at the time of the acceleration resulting from the event of default. In such case, we would remain liable to make payment of those amounts due at the time of acceleration.

      If the Trustee or any paying agent is unable to apply any money in accordance with the applicable Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then our obligations under the Indenture and the debt securities and any related coupons will be revived and reinstated as though no deposit had occurred pursuant to the Indenture, until the Trustee or paying agent is permitted to apply all such money in accordance with such Indenture.

      The prospectus supplement may further describe the provisions, if any, permitting full defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

      Debt securities of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (a "global security"). Unless otherwise provided in the prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on debt securities represented by a global security will be made by us to the Trustee and then by the Trustee to the depositary.

      We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that global securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; those laws may limit the transferability of beneficial interests in a Global Security.

      If

      o DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;

      o we determine, in our sole discretion, not to have any debt securities represented by one or more global securities; or

      o an event of default under the applicable Indenture has occurred and is continuing, then we will issue individual debt securities in certificated form in exchange for the relevant global securities.

      In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such debt securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Trustee will deposit the global securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the debt securities.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations that directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participant's Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities must be made by or through a direct participant, which will receive a credit for the debt securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participant's records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations, along with periodic statements of their holdings, from the participants through which they entered into the transaction.

      Transfers of interests in the global securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in debt securities will not be issued unless the use of global securities is suspended.

      The depositary has no knowledge of the actual purchasers of global securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

      Notices among the Depositary, Participants and Actual Purchasers. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Any redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the debt securities are credited at that time.

      Payments. Principal and interest payments made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the applicable Trustee or us, subject to any legal requirements in effect at that time.

      We are responsible for payment of principal, interest and premium, if any, to the Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to the applicable paying agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, debt security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be direct participants in DTC.

      None of any underwriter or agent, the Trustees, any applicable paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation of Trustee

      The Trustee may resign or be removed with respect to one or more series of indenture securities and a successor Trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as Trustee with respect to different series of indenture securities under one of the Indentures, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other Trustee, and any action described herein to be taken by the Trustee may then be taken by each Trustee with respect to, and only with respect to, the one or more series of indenture securities for which it is Trustee.

Subordinated Indenture Provisions

      Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and premium and interest, if any, on subordinated securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to make payment of the principal of and premium and interest, if any, on the subordinated securities will not otherwise be affected. In addition, no payment on account of principal or premium, sinking fund or interest, if any, may be made on the subordinated securities at any time unless full payment of all amounts due in respect of the principal and premium, sinking fund and interest on Senior Indebtedness has been made or duly provided for in money.

      In the event that, notwithstanding the foregoing, any payment by us is received by the Subordinated Trustee or the holders of any of the subordinated securities before all Senior Indebtedness is paid in full, the payment or distribution shall be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution, the holders of the subordinated securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated securities.

      By reason of the subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture.

      "Senior Indebtedness" is defined in the Subordinated Indenture as the principal of and premium, if any, and unpaid interest on

      o our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the junior subordinated debt securities, and

      o renewals, extensions, modifications and refundings of any of this indebtedness.

      The subordinated securities are pari passu with and equal in right of payment to our 7.44% Deferrable Interest Subordinated Debentures, Series A, our Floating Rate Deferrable Interest Subordinated Debentures, Series B, our 7.25% Deferrable Interest Subordinated Debentures, Series C and any guarantees issued in connection therewith and will be pari passu with and equal in right of payment to any debt securities or guarantees which may be issued in connection with issuances of trust preferred securities by a Trust.

      If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Governing Law

      The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New Jersey.

The Trustee under the Senior Indenture and the Subordinated Indenture

      Wachovia Bank, National Association, the Trustee under our Senior Indenture dated as of November 1, 1998 with respect to our senior debt securities, will also be trustee under the Subordinated Indenture with respect to our Subordinated Securities and the Trust Debt Indenture with respect to our trust debt securities. In the event that the Trustee's position as trustee under the Senior Indenture, the Subordinated Indenture and the Trust Debt Indenture creates a conflict for the Trustee, under certain circumstances, the Trustee will resign as trustee under one or more of the Senior Indenture, the Subordinated Indenture or the Trust Debt Indenture.

      Wachovia Bank, National Association, is trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

                    DESCRIPTION OF THE TRUST DEBT SECURITIES

General

      If specified in the applicable prospectus supplement, the trust debt securities will be issued in one or more series under the Trust Debt Indenture to be entered into between us and Wachovia Bank, National Association. The initial series of trust debt securities to be issued thereunder is provided for in the form of the Trust Debt Indenture which is filed as an exhibit to the registration statement of which this prospectus is a part. The ranking of each series of trust debt securities will be specified in the applicable prospectus supplement. Each series of junior subordinated trust debt securities will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Trust Debt Indenture, to all of our Senior Indebtedness. See "-- Subordination." The Trust Debt Indenture does not limit the incurrence or issuance of Senior Indebtedness by us. As used in this portion of the prospectus, the term "trust debt securities" means the debt securities to be issued under the Trust Debt Indenture that will comprise the assets of an issuing Trust and not any other debt securities that could comprise the assets of an issuing Trust.

      You should read the relevant prospectus supplement for a description of the material terms of any series of trust debt securities being offered, including:

      o  the title of the series of trust debt securities;

      o the aggregate principal amount of the series and any limit on the aggregate principal amount of such series of trust debt securities;

      o the date or dates on which the principal of the trust debt securities of the series shall be payable or how the date or dates will be determined;

      o the interest rate or rates, which may be fixed or variable, that the trust debt securities of the series will bear, if any, or how the rate or rates will be determined;

      o  any terms regarding redemption;

      o  the ranking of the series of trust debt securities;

      o  the maximum extension period for such series of trust debt securities;
         and

      o  any other material terms of the series of trust debt securities.

      Certain federal income tax consequences and special considerations relating to the applicable series of trust debt securities will be described in an accompanying prospectus supplement.

Option to Extend Interest Payment Period

      Under the Trust Debt Indenture, we have the right to defer payments of interest by extending the interest payment period for a series of trust debt securities for up to the specified maximum extension period provided for that series, except that no extension period can extend beyond the maturity or any redemption date of that series of trust debt securities. We can also extend or shorten an existing extension period. At the end of an extension period, we will be obligated to pay all interest then accrued and unpaid (together with interest on those accrued and unpaid amounts to the extent permitted by applicable law). During any extension period, we may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock. Upon the termination of any extension period and the payment of all amounts then due, we can elect to begin a new extension period. We will be required to give notice to the Trustee and cause the Trustee to give notice to the holders of the applicable series of trust debt securities of our election to begin an extension period, or any shortening or extension of a period in advance of the applicable record date.

Subordination

      Payments on the junior subordinated debt trust securities will be subordinated to the prior payment in full of all amounts payable on our Senior Indebtedness.

      "Senior Indebtedness" is defined in the Trust Debt Indenture as the principal of and premium, if any, and unpaid interest on

      o our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the Trust Debt Indenture or created later, incurred, assumed or guaranteed, for money borrowed, unless the terms of that indebtedness provide that it is not senior or prior in right of payment to the junior subordinated trust debt securities, and

      o renewals, extensions, modifications and refundings of that indebtedness.

      Upon any payment or distribution of our assets or securities, upon our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on the Senior Indebtedness after the commencement of a bankruptcy, insolvency or similar proceeding) will be paid in full before the holders of the junior subordinated trust debt securities will be entitled to receive from us any payment of principal of, premium, if any, or interest on, the junior subordinated trust debt securities or distributions of any assets or securities.

      No direct or indirect payment by or on our behalf of principal of, premium, if any, or interest on, the junior subordinated trust debt securities will be made if there is

      o a default in the payment of all or any portion of any Senior Indebtedness or

      o any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, the required notice has been given to the Trustee and the default has not been cured or waived by or on behalf of the holders of the Senior Indebtedness.

      If the Trustee or any holder of the junior subordinated trust debt securities receives any payment of the principal of, premium, if any, or interest on, the junior subordinated trust debt securities when that payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then that payment will be received and held in trust for the holders of Senior Indebtedness and will be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay the Senior Indebtedness in full.

      Nothing in the Trust Debt Indenture limits the right of the Trustee or the holders of the junior subordinated trust debt securities to take any action to accelerate the maturity of the junior subordinated trust debt securities or to pursue any rights or remedies against us, as long as all Senior Indebtedness is paid before holders of the junior subordinated trust debt securities are entitled to receive any payment from us of principal of, premium, if any, or interest on, the junior subordinated trust debt securities.

      Upon the payment in full of all Senior Indebtedness, the holders of the junior subordinated trust debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments from us or distributions of our assets made on the Senior Indebtedness until the junior subordinated trust debt securities are paid in full.

Denominations, Registration and Transfer

      Trust debt securities of a series are issuable only in registered form. The Trust Debt Indenture also provides that trust debt securities of a series may be issuable in global form. See "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities." Unless otherwise provided in the prospectus supplement, trust debt securities (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000.

      Trust debt securities will be exchangeable for other registered securities of the same series. Registered securities of a series may be presented for registration of transfer and for exchange

      o at each office or agency required to be maintained by us for payment of such series as described in "-- Payment and Paying Agents" below, and

      o at each other office or agency that we may designate from time to time for those purposes.

      No service charge will be made for any transfer or exchange of trust debt securities, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

      We will not be required to

      o issue, register the transfer of or exchange trust debt securities during a period beginning at the opening of business 15 days before any selection of trust debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

      o register the transfer of or exchange any trust debt security, or portion thereof, called for redemption, except the unredeemed portion of any trust debt security being redeemed in part; or

      o issue, register the transfer of or exchange any trust debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the trust debt security not to be so repaid.

Payment and Paying Agents

      Unless otherwise provided in the prospectus supplement, premium, if any, and interest, if any, on trust debt securities will be payable at any office or agency to be maintained by us in Morristown, New Jersey and The City of New York, except that at our option interest may be paid

      o by check mailed to the address of the person entitled thereto appearing in the security register or

      o by wire transfer to an account maintained by the person entitled thereto as specified in the security register. Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for trust debt securities will be made to the person in whose name the trust debt security is registered at the close of business on the regular record date for that interest.

      We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Certain Additional Covenants

      We will covenant that we may not declare or pay any distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock

      o  during an extension period;

      o if there has occurred and is continuing an event of default under the Trust Debt Indenture; or

      o  if we are in default under the preferred securities guarantee.

      Any waiver of any event of default will require the approval of at least a majority of the aggregate principal amount of the trust debt securities of a particular series or, if the trust debt securities are held by the Trust, the approval of the holders of at least a majority in aggregate liquidation amount of the preferred trust securities of the Trust; except that an event of default resulting from the failure to pay the principal of, premium, if any, or interest on, the trust debt securities cannot be waived.

Modification of the Trust Debt Indenture

      We and the Trustee, without notice to or the consent of any holders of trust debt securities, may amend or supplement the Trust Debt Indenture for any of the following purposes:

      o  to cure any ambiguity, defect or inconsistency;

      o to comply with the provisions of the Trust Debt Indenture regarding consolidation, merger or sale, conveyance, transfer or lease of our properties as an entirety or substantially as an entirety;

      o to provide for uncertificated trust debt securities in addition to or in place of certificated trust debt securities;

      o to make any other change that does not in our reasonable judgment adversely affect the rights of any holder of the trust debt securities; or

      o to set forth the terms and conditions, which shall not be inconsistent with the Trust Debt Indenture, of any additional series of trust debt securities and the form of trust debt securities of that series.

      In addition, we and the Trustee may modify the Trust Debt Indenture or any supplemental indenture or waive our future compliance with the provisions of the Trust Debt Indenture, with the consent of the holders of at least a majority of the aggregate principal amount of the trust debt securities of each affected series except that we need the consent of each holder of affected trust debt securities, for any modification that would:

      o reduce the principal amount of, or interest on, the trust debt securities or change how the principal or interest is calculated;

      o reduce the principal amount of outstanding trust debt securities of any series the holders of which must consent to an amendment of the Trust Debt Indenture or a waiver;

      o change the stated maturity of the principal of, or interest on, the trust debt securities;

      o change the redemption provisions applicable to the trust debt securities adversely to the holders thereof;

      o impair the right to institute suit for the enforcement of any payment with respect to the trust debt securities;

      o change the currency in which payments with respect to the trust debt securities are to be made; or

      o change the ranking provisions applicable to the trust debt securities adversely to the holders thereof.

If the trust debt securities are held by the Trust, no modification will be made that adversely affects the holders of the preferred trust securities of the Trust, and no waiver of any event of default with respect to the trust debt securities or compliance with any covenant under the Trust Debt Indenture will be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the preferred trust securities of the Trust or the holder of each preferred trust security, as applicable.

Events of Default

      The following are events of default under the Trust Debt Indenture with respect to any series of trust debt securities unless we state otherwise in the applicable prospectus supplement:

      o we do not pay interest on a trust debt security of the series within 30 days of its due date (other than the deferral of interest payments during an extension period);

      o we do not pay the principal of, or premium on, a trust debt security of the series on its due date;

      o we remain in breach of a covenant in respect of the trust debt securities of the series for 60 days after we receive written notice of default stating we are in breach;

      o we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events of bankruptcy, insolvency or reorganization occur.

      In case an event of default has occurred and is continuing, other than one relating to bankruptcy, insolvency or reorganization affecting us in which case the principal of, premium, if any, and any interest on, all of the trust debt securities shall become immediately due and payable, the Trustee or the holders of at least 25% in aggregate principal amount of the trust debt securities of that series may declare the principal, together with interest accrued thereon, of all the trust debt securities of that series to be due and payable. If neither the Trustee nor the holders make that declaration then, if the trust debt securities are held by the Trust, the holders of at least 25% in aggregate liquidation amount of the preferred trust securities shall have the right to make that declaration by written notice to us and the Trustee. The holders of at least a majority in aggregate principal amount of the series of trust debt securities, by notice to the Trustee, can rescind an acceleration, but if the declaration was made by the holders of the preferred trust securities, the holders of at least a majority in aggregate liquidation amount of the preferred trust securities must consent to the rescission of the acceleration. We will be required to furnish to the Trustee an annual statement as to our compliance with all conditions and covenants under the Trust Debt Indenture and the trust debt securities and as to any event of default.

Consolidation, Merger, Sale or Conveyance

      We may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, unless

      o the successor person is organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the trust debt securities and the Trust Debt Indenture;

      o  immediately after the transaction, no default exists; and

      o  certain other conditions in the Trust Debt Indenture are met.

Defeasance and Discharge

      Under the terms of the Trust Debt Indenture, we will be discharged from any and all obligations in respect of the trust debt securities of any series if, among other conditions, we deposit with the Trustee, in trust, (1) cash and/or (2) U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest principal and other payments on the trust debt securities on their various due dates.

Information Concerning the Trustee

      Subject to the provisions of the Trust Debt Indenture relating to its duties, the Trustee will be under no obligation to exercise any of its rights or powers under the Trust Debt Indenture at the request or direction of the holders of any series of trust debt securities or the holders of the preferred trust securities, unless those holders provide to the Trustee reasonable security and indemnity. If the required indemnity is provided, the holders of at least a majority in aggregate principal amount of any series of trust debt securities affected or the holders of at least a majority in aggregate liquidation amount of the preferred trust securities (with each series voting as a class), as applicable, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to that series of trust debt securities or exercising any trust or power conferred on the Trustee.

      The Trust Debt Indenture will contain limitations on the right of the Trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of an event of default
(1) it is our creditor or (2) there is a default under the indenture(s) referred to below.

      Wachovia Bank, National Association will be the Trustee under our Trust Debt Indenture and also is the trustee under our Senior Indenture and will be trustee under our Subordinated Indenture. In the event that the Trustee's position as trustee under the Senior Indenture, the Subordinated Indenture and the Trust Debt Indenture creates a conflict for the Trustee, under certain circumstances, the Trustee will resign as trustee under one or more of the Senior Indenture, the Subordinated Indenture or the Trust Debt Indenture.

      Wachovia Bank, National Association is also the trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

Governing Law

      The Trust Debt Indenture and the trust debt securities will be governed by and construed in accordance with the laws of the State of New Jersey.

                  DESCRIPTION OF THE PREFERRED TRUST SECURITIES

      Each Trust may issue preferred trust securities and common trust securities under its Trust Agreement, which we refer to in this prospectus as the "trust securities." Material provisions of the Trust Agreements are summarized below. Because this section is a summary, it does not describe every aspect of the trust securities and the Trust Agreements. The form of Trust Agreement for each Trust was filed with the SEC and you should read the Trust Agreement for each Trust for provisions that may be important to you. The Trust Agreements have been qualified as indentures under the Trust Indenture Act of 1939.

General

      Each Trust Agreement authorizes the respective Trust to issue its preferred trust securities and its common trust securities. The trust securities of each Trust will represent undivided beneficial interests in the assets of that Trust. We will own all of the issued and outstanding common trust securities of each Trust, with an aggregate liquidation amount equal to at least 3% of the total capital of that Trust. When a Trust issues its preferred trust securities, holders of the preferred trust securities will own all of the issued and outstanding preferred trust securities of that Trust. The preferred trust securities will be substantially identical to the common trust securities and will rank equally with the common trust securities, except as described under "--Subordination of Common Trust Securities." The proceeds from the sale of the preferred trust securities and the common trust securities will be used by the issuing Trust to purchase our trust debt securities described above under "Description of the Trust Debt Securities" or such other debt securities as are specified in the applicable prospectus supplement which will be held in trust by the property trustee for the benefit of the holders of the trust securities. We will execute a guarantee agreement for the benefit of the holders of preferred trust securities (the "guarantee") which will have the ranking specified in the applicable prospectus supplement. Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation with respect to the preferred trust securities, but only to the extent the issuing Trust holds funds available for these payments and has not made them. See "Description of the Preferred Securities Guarantee" below.

      A prospectus supplement relating to the preferred trust securities of a Trust will include specific terms of those securities and of the related trust debt securities. As used in this portion of the prospectus, the term "trust debt securities" relates to the debt securities that will comprise the assets of the issuing Trust.

Distributions

      The only income of an issuing Trust available for distribution to the holders of its preferred trust securities will be payments on the related trust debt securities. If we fail to make interest payments on the related trust debt securities, the issuing Trust will not have funds available to pay distributions on its preferred trust securities. The payment of distributions, if and to the extent the issuing Trust has sufficient funds available for the payment of such distributions, will be guaranteed by us as described below.

      Distributions on the preferred trust securities of a Trust will be payable at a rate specified (or at a rate whose method of determination is described) in an accompanying prospectus supplement. Unless otherwise specified in the prospectus supplement, the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Unless otherwise specified in the prospectus supplement, distributions on the preferred trust securities will be cumulative and will accumulate whether or not there are funds of the issuing Trust available for payment of distributions from the date of original issuance and will be payable in arrears on the dates specified in the prospectus supplement except as otherwise described below. Unless otherwise specified in the prospectus supplement, distribution payments due on a day that is not a business day will be made on the next day that is a business day (and without any interest or other payment in respect to the delay), except that if the next business day falls in the next calendar year, payment will be made on the immediately preceding business day (each date on which distributions are payable as described is referred to as a "distribution date"). Unless otherwise specified in the prospectus supplement, a "business day" means any day other than a Saturday, Sunday or a day on which banks in The City of New York or the State of New Jersey are required to remain closed.

      Distributions on the preferred trust securities of a Trust will be payable to the holders thereof as they appear on the securities register of that Trust on the relevant record date, which, as long as the preferred trust securities remain in book-entry-only form, will be one business day prior to the relevant distribution date. Payments will be made as described under "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities." In the event that any preferred trust securities of a Trust are not in book-entry-only form, the relevant record date for those preferred trust securities will be specified in the applicable prospectus supplement.

      So long as no event of default has occurred and is continuing with respect to the trust debt securities of a Trust, we will have the right to defer payments of interest by extending the interest payment period on the related trust debt securities for up to the maximum period specified in the accompanying prospectus supplement, except that no extension period can extend beyond the maturity or any redemption date of the trust debt securities. We can also extend or shorten an existing extension period. If interest payments on a series of trust debt securities are deferred, distributions on the related preferred trust securities would also be deferred by the issuing Trust during that extension period, but the amount of distributions to which holders of those preferred trust securities would be entitled will continue to accumulate at the annual rate applicable to those distributions, compounded with the same frequency with which distributions are payable. During any extension period, we may not declare or pay any distribution on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock. Upon the termination of any extension period and the payment of all amounts then due, we can elect to begin a new extension period. See "Description of the Trust Debt Securities -- Option to Extend Interest Payment Period."

Redemption

      Upon the payment of a series of trust debt securities at maturity or upon redemption, the proceeds from that payment will be applied by the respective property trustee to redeem the same amount of the related trust securities at a redemption price equal to the liquidation amount of those trust securities plus all accumulated and unpaid distributions to the redemption date. The redemption terms of the trust debt securities and the related trust securities will be set forth in the accompanying prospectus supplement.

      If less than all the trust securities of a Trust are to be redeemed on a redemption date, then the aggregate amount of trust securities to be redeemed will be selected by the property trustee among the preferred trust securities and common trust securities of that Trust pro rata based on the respective aggregate liquidation amounts of the preferred trust securities and common trust securities, subject to the provisions of "-- Subordination of Common Trust Securities" below.

Redemption Procedures

      Notice of any redemption of trust securities of a Trust will be given by the property trustee to the holders of the trust securities to be redeemed not less than 30 nor more than 60 days prior to the redemption date. If a notice of redemption is given with respect to any trust securities of a Trust, then, to the extent funds are available therefor, that Trust will irrevocably deposit with the paying agent for those trust securities funds sufficient to pay the applicable redemption price for the trust securities being redeemed on the redemption date and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those trust securities upon surrender thereof. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust securities called for redemption shall be payable to the holders of the trust securities as they appear on the securities register for those trust securities on the relevant record dates for the related distribution dates.

      If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of the holders of the trust securities of a Trust so called for redemption will cease, except the right of the holders of the trust securities to receive the redemption price, but without interest thereon, and the trust securities will cease to be outstanding. In the event that any redemption date for trust securities of a Trust is not a business day, then the redemption price will be payable on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day falls in the next calendar year, the redemption price will be payable on the immediately preceding business day. In the event that payment of the redemption price in respect of any trust securities called for redemption is improperly withheld or refused and not paid either by the Trust thereof or by us pursuant to the guarantee as described under "Description of the Preferred Securities Guarantee," distributions on those trust securities will continue to accumulate at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the redemption date for purposes of calculating the redemption price.

      Subject to applicable law, including United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding preferred trust securities of a Trust by tender, in the open market or by private agreement.

      If preferred trust securities of a Trust are partially redeemed on a redemption date, a corresponding percentage of the common trust securities of that Trust will also be redeemed. The particular preferred trust securities to be redeemed will be selected by the property trustee of that Trust by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the preferred trust security registrar in writing of the preferred trust securities selected for redemption and, where applicable, the partial amount to be redeemed.

Subordination of Common Trust Securities

      Payments on the trust securities of a Trust will be made pro rata based on the respective aggregate liquidation amounts of that Trust's common and preferred trust securities. If an event of default has occurred and is continuing with respect to the trust debt securities of a Trust, no payments will be made on any common trust securities of that Trust unless payment in full in cash of all accumulated and unpaid distributions on all outstanding preferred trust securities of that Trust for all distribution periods terminating on or prior to that time, or in the case of a dissolution or redemption, the full amount of the redemption price or liquidation distribution on all outstanding preferred trust securities of that Trust shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all payments on all outstanding preferred trust securities of that Trust then due and payable.

      If an event of default has occurred and is continuing with respect to the trust debt securities of a Trust, the holder of the common trust securities of that Trust will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured, waived or otherwise eliminated with respect to those preferred trust securities. Until the event of default has been cured, waived or otherwise eliminated, the property trustee of that Trust shall act solely on behalf of the holders of the preferred trust securities of that Trust and not on behalf of us, as holder of its common trust securities, and only the holders of the preferred trust securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

      Under each Trust Agreement, a Trust will be dissolved on the earliest to occur of:

      o  the expiration of the term of that Trust;

      o our bankruptcy, dissolution or liquidation or an acceleration of the maturity of the trust debt securities held by that Trust;

      o our election to dissolve that Trust and, after satisfaction of liabilities to creditors of that Trust, the distribution of the related trust debt securities to the holders of that Trust's trust securities;

      o  the redemption of all the trust securities of that Trust; and

      o an order for the dissolution of that Trust entered by a court of competent jurisdiction.

      Our election to dissolve a Trust shall be made by giving written notice to the trustees of that Trust not less than 30 days prior to the date of distribution of its trust debt securities and shall be accompanied by a legal opinion stating that the event will not be a taxable event to the holders of the trust securities for federal income tax purposes.

      If a Trust is dissolved as a result of the expiration of its term, a bankruptcy event, acceleration of maturity of the related trust debt securities or a court order, it will be liquidated by its trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to its creditors as provided by applicable law, to the holders of its trust securities a like amount of the related trust debt securities, unless that distribution is determined by the property trustee not to be practical, in which event holders will be entitled to receive out of that Trust's assets available for distribution to holders, after satisfaction of liabilities to its creditors as provided by applicable law, an amount equal to the aggregate liquidation amount per trust security specified in the accompanying prospectus supplement plus accumulated and unpaid distributions to the date of payment (the "liquidation distribution"). If the liquidation distribution with respect to the preferred trust securities of a Trust can be paid only in part because that Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by that Trust on its preferred trust securities shall be paid on a pro rata basis. The holders of its common trust securities will be entitled to receive the liquidation distribution upon any liquidation pro rata with the holders of preferred trust securities, except that if an event of default has occurred and is continuing, the preferred trust securities will have a priority over the common trust securities with respect to payment of the liquidation distribution.

Trust Agreement Event of Default; Notice

      An event of default with respect to the related trust debt securities will constitute a "Trust Agreement event of default" with respect to the preferred trust securities of a Trust.

      Within 90 days after the occurrence of any Trust Agreement event of default actually known to the property trustee of a Trust, the property trustee will send notice of it to the holders of the trust securities of that Trust, its administrative trustee and us, unless the default has been cured or waived. We and the administrative trustee of each Trust are required to file annually with the property trustee of that Trust a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under its Trust Agreement.

      Under the Trust Agreement for each Trust, if the property trustee has failed to enforce its rights under the Trust Agreement or the related Trust Debt Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the related Trust Debt Indenture, any holder of the preferred trust securities of that Trust may institute a legal proceeding directly to enforce the property trustee's rights under that Trust Agreement or the Trust Debt Indenture with respect to trust debt securities having an aggregate principal amount equal to the aggregate liquidation amount of the preferred trust securities of such holder without first instituting a legal proceeding against the property trustee or any other person. To the extent that any action under a Trust Debt Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the related trust debt securities, holders of that specified percentage of the preferred trust securities may take that action if it is not taken by the property trustee. If a Trust Agreement event of default attributable to our failure to pay principal of or premium, if any, or interest on a series of trust debt securities has occurred and is continuing, then each holder of related preferred trust securities may institute a legal proceeding directly against us for enforcement of payment to that holder, all as provided in the related Trust Debt Indenture.

      If an event of default has occurred and is continuing with respect to a series of trust debt securities, the related preferred trust securities of a Trust will have a preference over the common trust securities of that Trust with respect to the payment of distributions and amounts payable on redemption and liquidation as described above. See "-- Liquidation Distribution upon Dissolution" and "-- Subordination of Common Trust Securities."

Removal of Trustees

      Unless a Trust Agreement event of default has occurred and is continuing, we, as the holder of the common trust securities of a Trust, may remove any trustee of that Trust under its trust agreement at any time. If a Trust Agreement event of default has occurred and is continuing, the holders of a majority of the total liquidation amount of the outstanding preferred trust securities of that Trust may remove its property trustee or the Delaware trustee, or both of them. We, as the holder of the common trust securities of a Trust, may remove its administrative trustee at any time. Any resignation or removal of a trustee under the trust agreement of a Trust will take effect only on the acceptance of appointment by the successor trustee.

      Holders of preferred trust securities of a Trust will have no right to appoint or remove the administrative trustee of that Trust, who may be appointed, removed or replaced solely by us as the holder of the common trust securities of that Trust.

Co-Trustees and Separate Property Trustee

      Unless a Trust Agreement event of default has occurred and is continuing, in order to meet various legal requirements, the holder of the common trust securities of a Trust and its administrative trustee shall have the power

      o to appoint one or more persons approved by the property trustee of that Trust either to act as co-trustee, jointly with the property trustee, of all or any part of specified trust property, or to act as separate trustee of that trust property, and

      o to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement of that Trust.

      If a Trust Agreement event of default has occurred and is continuing, only the property trustee of that Trust will have power to make this appointment.

Merger or Consolidation of Trustees

      Any corporation or other entity into which any trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any trustee, shall be the successor of such trustee under the Trust Agreement of a Trust, as long as the corporation or other entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of a Trust

      A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in "-- Liquidation Distribution upon Dissolution." Each Trust may, at our request, with the consent of its administrative trustee and without the consent of the holders of its trust securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state, as long as

      o  the successor entity either

         - expressly assumes all of the obligations of that Trust with respect to its trust securities or

         - substitutes for the trust securities of that Trust other securities substantially similar to those trust securities (the "successor securities") so long as the successor securities rank the same as those trust securities with respect to the payment of distributions and payments upon redemption, liquidation and otherwise;

      o we appoint a trustee of the successor entity with the same powers and duties as the property trustee of that Trust with respect to the related trust debt securities;

      o the successor securities are listed on any national securities exchange or other organization on which the trust securities of that Trust are then listed;

      o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the rating of preferred trust securities of that Trust (including any successor securities) to be downgraded, placed under surveillance or review or withdrawn by any nationally recognized statistical rating organization;

      o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities of that Trust (including any successor securities) in any material respect;

      o the successor entity has a purpose substantially similar to that of the original Trust;

      o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we and the property trustee of that Trust have received a legal opinion stating that

         - such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities of that Trust (including any successor securities) in any material respect, and

         - following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, and the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and

      o we or any permitted successor assignee own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee and Trust Agreement.

      No Trust will, except with the consent of all holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that action would cause that Trust or the successor entity not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment of a Trust Agreement

      Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of a Trust" and "Description of the Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the trust securities of a Trust will have no voting rights.

      Each Trust Agreement may be amended from time to time by us and the trustees of that Trust, without the consent of the holders of the trust securities of that Trust, (1) to cure any ambiguity, defect or inconsistency or
(2) to make any other change that does not adversely affect in any material respect the interests of any holder of the preferred trust securities of that Trust.

      Each Trust Agreement may be amended by us and the trustees of that Trust in any other respect, with the consent of the holders of a majority in aggregate liquidation amount of the outstanding preferred trust securities of that Trust, except to

      o change the amount, timing or currency or otherwise adversely affect the method of payment of any distribution or liquidation distribution,

      o  change the redemption provisions of the trust securities,

      o restrict the right of a holder of any preferred trust securities of that Trust to institute suit for enforcement of any distribution, redemption price or liquidation distribution,

      o  change the purpose of that Trust,

      o authorize the issuance of any additional beneficial interests in that Trust,

      o  change the redemption provisions,

      o change the conditions precedent for us to elect to dissolve that Trust and distribute the trust debt securities to the holders of the preferred trust securities of that Trust or

      o affect the limited liability of any holder of the preferred trust securities of that Trust, which amendment requires the consent of each affected holder of those preferred trust securities.

      No amendment may be made without receipt by the applicable Trust of a legal opinion stating that the amendment will not affect that Trust's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act of 1940.

      The Trustees of each Trust shall not

      o direct the time, method and place of conducting any proceeding for any remedy available to a trustee under the Trust Debt Indenture or executing any trust or power conferred on that trustee with respect to the trust debt securities of that Trust,

      o  waive any past default under the Trust Debt Indenture,

      o exercise any right to rescind or annul an acceleration of the principal of the trust debt securities of that Trust or

      o consent to any amendment or modification of the Trust Debt Indenture, where consent shall be required,

without, in each case, obtaining the consent of the holders of a majority in aggregate liquidation amount of all outstanding preferred trust securities of that Trust; provided, however, that where a consent under the Trust Debt Indenture would require the consent of each affected holder of trust debt securities of that Trust, no consent shall be given by the property trustee of that Trust without the prior consent of each holder of those preferred trust securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred trust securities of that Trust except by subsequent vote of those holders. The property trustee shall notify all holders of preferred trust securities of that Trust of any notice received from the trustee under the Trust Debt Indenture as a result of the issuer thereof being the holder of the trust debt securities. In addition to obtaining the consent of the holders of the preferred trust securities of that Trust prior to taking any of these actions, the trustees shall obtain a legal opinion stating that the Trust will not be classified as an association taxable as a corporation or a partnership for federal income tax purposes as a result of that action and will continue to be classified as a grantor trust for federal income tax purposes.

      Any required consent of holders of preferred trust securities of a Trust may be given at a meeting of holders of the preferred trust securities convened for that purpose or pursuant to written consent without a meeting and without prior notice. The property trustee of a Trust will cause a notice of any meeting at which holders of preferred trust securities are entitled to vote, to be given to each holder of record of preferred trust securities of that Trust in the manner set forth in the Trust Agreement.

      Notwithstanding that holders of preferred trust securities of a Trust are entitled to vote or consent under certain circumstances, any preferred trust securities of a Trust that are owned by us, the Trustees or any affiliate of ours or any Trustee shall, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Trust Securities

      Unless otherwise specified in the applicable prospectus supplement, the preferred trust securities of a Trust will initially be issued in fully registered global form that will be deposited with, or on behalf of, a depositary. Global preferred trust securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global preferred trust security is exchanged in whole or in part for the individual preferred trust securities represented thereby, the depositary holding the global preferred trust security may transfer the global preferred trust security only to its nominee or successor depositary or vice versa and only as a whole. Unless otherwise indicated in the applicable prospectus supplement, the depositary for the global preferred trust securities will be DTC. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global preferred trust securities. See "Description of the Senior and Subordinated Debt Securities -- Book-Entry Debt Securities" for a description of DTC and its procedures.

Information Concerning the Property Trustee

      The property trustee of each Trust is the sole trustee under the applicable Trust Agreement for purposes of the Trust Indenture Act of 1939 and will have and be subject to all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act of 1939. The property trustee, other than during the occurrence and continuance of a Trust Agreement event of default, undertakes to perform only such duties as are specifically set forth in the applicable Trust Agreement and, upon a Trust Agreement event of default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of preferred trust securities of that Trust unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement event of default has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of that Trust Agreement, and the matter is not one on which holders of preferred trust securities of that Trust are entitled under the applicable Trust Agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the trust securities of that Trust and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

      Wachovia Bank, National Association is the property trustee of each Trust. Wachovia Bank, National Association is also the trustee under our Senior Debt Indenture and will be the trustee under our Subordinated Indenture and our Trust Debt Indenture. In the event that the property trustee's position as trustee under the Senior Indenture, the Subordinated Indenture or the Trust Debt Indenture creates a conflict for the property trustee, under certain circumstances, the property trustee will resign as property trustee or as trustee under one or more of the Senior Indenture, the Subordinated Indenture or the Trust Debt Indenture.

      Wachovia Bank, National Association is also the trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

Books and Records

      The books and records of each Trust will be maintained at the principal office of the respective Trust and will be open for inspection by each holder of preferred trust securities of that Trust or any authorized representative for any purpose reasonably related to the holder's interest in that Trust during normal business hours.

Payment of Preferred Trust Securities and Paying Agent

      Unless we indicate differently in a prospectus supplement, payments in respect of the preferred trust securities of a Trust will be made to the depositary, which will credit the relevant participants' accounts on the applicable distribution dates or, if the preferred trust securities of that Trust are not held by the depositary, payments will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto appearing on the preferred trust security register or in immediately available funds upon redemption. The paying agent will initially be the property trustee of that Trust and any co-paying agent chosen by that property trustee and acceptable to the administrative trustee of that Trust and us, which may be us. A paying agent may resign upon 30 days' written notice to the administrative trustee, the applicable property trustee and us. In the event that the property trustee shall no longer be the paying agent, the administrative trustee of that Trust will appoint a successor, which shall be a bank or trust company acceptable to the property trustee and us to act as paying agent.

Registrar and Transfer Agent

      The property trustee of each Trust will act as registrar and transfer agent for the preferred trust securities of that Trust. Registration of transfers of preferred trust securities will be made without charge by or on behalf of the applicable Trust, but that Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of its preferred trust securities.

Miscellaneous

      Holders of the preferred trust securities of each Trust have no preemptive or similar rights.

Governing Law

      Each Trust Agreement, the preferred trust securities of each Trust and the common trust securities of each Trust provide that they are to be governed by and construed in accordance with the laws of the State of Delaware.

                DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

      Material provisions of each preferred securities guarantee that we will execute and deliver for the benefit of the holders of preferred trust securities of a Trust are summarized below. Because this section is a summary, it does not describe every aspect of the preferred securities guarantees. The form of preferred securities guarantee for each Trust was filed with the SEC and you should read it for provisions that may be important to you. The preferred securities guarantee of each Trust has been qualified as an indenture under the Trust Indenture Act of 1939.

      Wachovia Bank, National Association, will act as guarantee trustee under each preferred securities guarantee. The guarantee trustee will hold the preferred securities guarantee for the benefit of the holders of the preferred trust securities of the respective Trust.

General

      We will irrevocably agree to pay in full, to the holders of the preferred trust securities of the applicable Trust, the guarantee payments set forth below (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which the applicable Trust may have or assert. The following payments, to the extent not paid by the applicable Trust, will be subject to the applicable guarantee:

      o any accumulated and unpaid distributions required to be paid on the preferred trust securities of a Trust, to the extent that that Trust has funds available therefor;

      o the redemption price, to the extent that the applicable Trust has funds available therefor; and

      o upon a voluntary or involuntary termination, winding-up or liquidation of the applicable Trust (unless the trust debt securities of that Trust are redeemed or distributed to holders of the preferred trust securities applicable in accordance with their terms), the lesser of

         - the aggregate of the liquidation amount specified in the prospectus supplement per preferred trust security of that Trust plus all accumulated and unpaid distributions on those preferred trust securities to the date of payment, to the extent the applicable Trust has funds available therefor and

         - the amount of assets of the applicable Trust remaining available for distribution to holders of the preferred trust securities of that Trust upon a dissolution and liquidation of that Trust.

      Our obligation to make a guarantee payment may be satisfied by direct payment by us of the required amounts to the holders of the preferred trust securities or by causing the applicable Trust to pay those amounts to the holders. While our assets will not be available pursuant to the guarantee for the payment of any distribution, liquidation distribution or redemption price on any preferred trust securities if the applicable Trust does not have funds available therefor as described above, we have agreed under the applicable Trust Agreement to pay all expenses of that Trust except its obligations under its trust securities.

      No single document executed by us in connection with the issuance of the preferred trust securities of any Trust will provide for our full, irrevocable and unconditional guarantee of the preferred trust securities of that Trust. It is only the combined operation of our obligations under the applicable guarantee, the applicable Trust Agreement, the applicable trust debt securities and the Trust Debt Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of a Trust's obligations under its preferred trust securities. See "Relationship Among the Preferred Trust Securities, the Trust Debt Securities and the Preferred Securities Guarantee."

Status of the Guarantee

      The guarantee will constitute our unsecured obligation and will have the ranking specified in the applicable prospectus supplement. Each Trust Agreement provides that each holder of preferred trust securities of that Trust by acceptance thereof agrees to the terms of the guarantee including, if specified in the prospectus supplement, subordination provisions relating to the guarantee. The guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid or upon distribution to the holders of the preferred trust securities of the applicable Trust of the related trust debt securities pursuant to the applicable trust agreement.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the preferred trust securities of a Trust (in which case no consent of the holders will be required), the guarantee with respect to any Trust may only be amended with the prior approval of the holders of a majority in aggregate liquidation amount of the preferred trust securities of a Trust (excluding any preferred trust securities held by us or an affiliate). The manner of obtaining any approval will be as set forth under "Description of the Preferred Trust Securities -- Voting Rights; Amendment of a Trust Agreement." All agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the preferred trust securities of the applicable Trust.

Guarantee Events of Default

      An event of default under a guarantee (a "guarantee event of default") will occur upon our failure to perform any of our payment or other obligations thereunder, provided that except with respect to a guarantee event of default resulting from a failure to make any of the guarantee payments, we shall have received notice of the guarantee event of default from the applicable guarantee trustee and shall not have cured such guarantee event of default within 60 days after receipt of such notice. The holders of a majority in aggregate liquidation amount of the preferred trust securities of a Trust (excluding any preferred trust securities held by us or an affiliate) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee related to that Trust or to direct the exercise of any trust or power conferred upon the respective guarantee trustee under the guarantee.

      Any holder of the preferred trust securities of a Trust may institute a legal proceeding directly against us to enforce that holder's rights under the related guarantee without first instituting a legal proceeding against the applicable Trust, the applicable guarantee trustee or any other person or entity.

      We, as guarantor, will be required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the applicable guarantee.

Information Concerning the Guarantee Trustee

      The guarantee trustee for each preferred securities guarantee, undertakes other than during the occurrence and continuance of a guarantee event of default, to perform only such duties as are specifically set forth in the applicable guarantee and, upon a guarantee event of default, must exercise the rights and powers vested in it by the applicable guarantee and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, each guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of preferred trust securities of the applicable Trust unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

      Wachovia Bank, National Association is the guarantee trustee. With respect to the guarantees associated with each Trust, Wachovia Bank, National Association is also a trustee of each Trust. Wachovia Bank, National Association is also the trustee under our Senior Debt Indenture and will be the trustee under our Subordinated Indenture and our Trust Debt Indenture. In the event that the guarantee trustee's position as trustee under the Senior Indenture, the Subordinated Indenture or the Trust Debt Indenture creates a conflict for the guarantee trustee, under certain circumstances, the guarantee trustee will resign as guarantee trustee or as trustee under one or more of the Senior Indenture, the Subordinated Indenture or the Trust Debt Indenture.

Termination of a Guarantee

      Each guarantee will terminate and be of no further force and effect upon full payment of the redemption price or liquidation distribution for the related preferred trust securities or upon distribution of the related trust debt securities to the holders of the related preferred trust securities. That guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred trust securities must restore payment of any sums paid under those preferred trust securities or the guarantee.

Governing Law

      Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New Jersey.

          RELATIONSHIP AMONG THE PREFERRED TRUST SECURITIES, THE TRUST
             DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

      Payments of distributions and redemption and liquidation payments due on the preferred trust securities of a Trust (to the extent that Trust has funds available for such payments) will be guaranteed by us as set forth under "Description of the Preferred Securities Guarantee." No single document executed by us in connection with the issuance of the preferred trust securities of a Trust will provide for our full, irrevocable and unconditional guarantee of those preferred trust securities. It is only the combined operation of our obligations under the applicable guarantee, the applicable Trust Agreement, the related trust debt securities and the Trust Debt Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of that Trust's obligations under its preferred trust securities. As used in this portion of the prospectus, the term "trust debt securities" refers to the debt securities that will comprise the assets of the Trust.

      A holder of any preferred trust security of a Trust may institute a legal proceeding directly against us to enforce the applicable property trustee's rights under the related Trust Agreement, Trust Debt Indenture or guarantee without first instituting a legal proceeding against that property trustee, the trustee under the Trust Debt Indenture or the applicable guarantee trustee, the applicable Trust or any other person or entity if that trustee fails to enforce that particular holder's rights thereunder. Notwithstanding the foregoing, if a Trust Agreement event of default attributable to our failure to pay principal of or premium, if any, or interest on the trust debt securities of a Trust has occurred and is continuing, then each holder of those preferred trust securities may institute a legal proceeding directly against us for enforcement of any such payment to such holder, all as provided in the applicable Trust Debt Indenture.

      As long as we make payments of interest and other payments when due on the related trust debt securities, those payments will be sufficient to cover the payment of distributions and redemption and liquidation distributions due on the preferred trust securities of a Trust, primarily because

      o the aggregate principal amount of the trust debt securities will be equal to the sum of the aggregate liquidation amount of the related preferred trust securities and common trust securities,

      o the interest rate and interest and other payment dates of the trust debt securities will match the distribution rate and distribution and other payment dates for the related preferred trust securities,

      o each Trust Agreement provides that we will pay for all and any costs, expenses and liabilities of that Trust except that Trust's obligations under its preferred trust securities and common trust securities, and

      o each Trust Agreement provides that the applicable Trust will not engage in any activity that is not consistent with its limited purposes.

      If and to the extent that we do not make payments on the trust debt securities comprising the assets of a Trust, that Trust will not have funds available to make payments of distributions or other amounts due on its preferred trust securities.

      A principal difference between the rights of a holder of a preferred trust security of a Trust (which represents an undivided beneficial interest in the assets of that Trust) and a holder of a trust debt security is that a holder of a trust debt security will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of trust debt securities held, while a holder of preferred trust securities of a Trust is entitled to receive distributions only if and to the extent the applicable Trust has funds available for the payment of those distributions.

      Upon any voluntary or involuntary dissolution or liquidation of a Trust not involving a redemption or distribution of any trust debt security, after satisfaction of liabilities to creditors of that Trust, the holders of its preferred trust securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of the Preferred Trust Securities -- Liquidation Distribution upon Dissolution". Upon our voluntary liquidation or bankruptcy, each Trust, as holder of the trust debt securities, would be a creditor of ours, subordinated in the case of junior subordinated trust debt securities described under "Description of Trust Debt Securities" in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our stockholders receive payments or distributions.

      A default or event of default under any Senior Indebtedness would not constitute an event of default with respect to junior subordinated trust debt securities under the Trust Debt Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the junior subordinated trust debt securities provide that no payments may be made in respect of the junior subordinated trust debt securities until the Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated trust debt securities would constitute an event of default under the Trust Debt Indenture.

      We and each Trust believe that the above mechanisms and obligations, taken together, are the equivalent of a full and unconditional guarantee by us of payments due in respect of the preferred trust securities of each Trust.

                        DESCRIPTION OF THE CAPITAL STOCK

      The following description summarizes the material terms of our capital stock. Because this section is a summary, it does not describe every aspect of our common stock. For additional information, you should refer to the applicable provisions of the New Jersey Business Corporation Act and our Certificate of Incorporation, as amended (the "Charter") and By-Laws. Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

      Our authorized capital stock consists of 500,000,000 shares of common stock, without par value, and 50,000,000 shares of preferred stock, without par value.

Common Stock

      General. As of September 30, 2004, 237,696,814 shares of our common stock were issued and outstanding. The outstanding shares of our common stock are, and any common stock offered hereby when issued and paid for will be, fully paid and non-assessable.

      Dividend Rights. Holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds after payment of all amounts owed on any preferred stock that may be outstanding.

      Voting Rights. Holders of our common stock are entitled to one vote for each share held by them on all matters presented to shareholders. In the election of directors, shareholders have cumulative voting rights.

      Liquidation Rights. After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

      Preemptive Conversion or Redemption Rights. The holders of our common stock have preemptive rights as to additional issues of our common stock not issued on a competitive basis or by an offering to or through underwriters. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

Transfer Agents and Registrars

      The co-transfer agents and co-registrars for our common and preferred stock are the Shareholder Services Department of Services and the Continental Stock Transfer and Trust Company.

Preferred Stock

      Our board of directors is authorized, without further shareholder action, to divide the preferred stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

      o  the rate of dividend, if any;

      o the rights, if any, of the holders of shares of the series upon our voluntary or involuntary liquidation, dissolution or winding-up;

      o the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

      o the price at and the terms and conditions upon which shares may be redeemed; and

      o  the voting rights, if any.

      No shares of preferred stock have been issued.


      DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of our common stock and number of shares of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

      The stock purchase contracts may be issued separately or as a part of units, known as stock purchase units, consisting of (1) a stock purchase contract or (2) a stock purchase contract and our debt securities, preferred trust securities or debt obligations of third parties (including United States Treasury securities), that would secure the holders' obligations to purchase our common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa.

These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing the holder's obligations under the original stock purchase contract.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, debt securities or preferred trust securities and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not contain all of the information you may find useful, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

                              PLAN OF DISTRIBUTION

      The several Trusts and we may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus. We will also set forth in the relevant prospectus supplement:

      o  the terms of the offering of the securities;

      o  the proceeds we will receive from the offering;

      o any underwriting discounts and other items constituting underwriters' compensation;

      o  any initial public offering price;

      o  any discounts or concessions allowed or reallowed or paid to dealers;
         and

      o  any securities exchanges on which we may list the securities.

      The several Trusts and we may distribute the securities from time to time in one or more transactions at:

      o  a fixed price;

      o  prices that may be changed;

      o  market prices at the time of sale;

      o  prices related to prevailing market prices; or

      o  negotiated prices.

      We will describe the method of distribution in the relevant prospectus supplement.

      If we use underwriters with respect to an offering of the securities, we will set forth in the relevant prospectus supplement:

      o  the name of the managing underwriter, if any;

      o  the name of any other underwriters; and

      o the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

      The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

      o entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

      o subject the obligations of the underwriters to certain conditions precedent; and

      o obligate the underwriters to purchase all securities offered in a particular offering if any such securities are purchased.

      If we use a dealer in an offering of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

      If we use an agent in an offering of the securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

      We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

      Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

      In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

      The several Trusts and we may solicit offers to purchase the securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement.

      If we authorize underwriters or other agents to solicit offers to purchase the securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under such contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

      We will not subject the obligations of such purchasers to any conditions except that:

      o we will not allow such purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject; and

      o if we are also selling the securities to underwriters, we will not sell to the underwriters subject to delayed delivery.

      Underwriters and other agents will not be responsible for the validity or performance of such contracts providing for payment and delivery at a future date.

      We will set forth in the relevant prospectus supplement the anticipated delivery date of the securities and the prospectus delivery obligations of dealers.

      Each series of securities will be a new issue and, except for the Common Stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the Common Stock, on any additional exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any securities.

                                  LEGAL MATTERS

      The validity of the securities, including the binding nature of debt securities, to be issued by us will be passed upon for us by James T. Foran, Esquire, our Associate General Counsel or R. Edwin Selover, our Senior Vice President and General Counsel and/or such other counsel as is indicated in the applicable prospectus supplement.

      Certain matters of Delaware law relating to the validity of the preferred trust securities of the Trusts, the enforceability of the respective trust agreements and the creation of the Trusts will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trusts. The validity of any offered securities may be passed on for any underwriters, dealers or agents by Sidley Austin Brown & Wood llp, New York, New York, who may rely on the opinion of Mr. Foran or Mr. Selover as to matters of New Jersey law.

                                     EXPERTS

      The financial statements and the related financial statement schedule as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus have been audited by Deloitte & Touche llp, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in
Note 2, the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" described in Note 3, and the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" described in Note 3), which is incorporated by reference herein, and has been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also obtain our filings on the Internet at the SEC's home page at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol "PEG." You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to the securities, the Trust and us. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the full document as filed with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents in File No. 9120 listed below, any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, and any filings made by us after the date of the initial registration statement and prior to effectiveness of the registration statement and prior to the termination of any particular offering of securities hereunder.


      o  Our Annual Report on Form 10-K for the year ended December 31, 2003;

      o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and


      o Our Current Reports on Form 8-K filed with the SEC on February 2, 2004, April 30, 2004, July 30, 2004, December 21, 2004, January 24, 2005,
         February 3, 2005 and February 4, 2005.

     You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                                 Susan A. Carson
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6565


      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in a related prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our affairs may change after this prospectus and any related prospectus supplement are distributed. You should not assume that the information in this prospectus and any related prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

                             $

                                   [LOGO] PSEG

                          Floating Rate Notes due 2008

                                   ___________

                              Prospectus Supplement
                           Dated September   , 2005
                                   ___________

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